Exhibit 2.2

CONTRIBUTION AGREEMENT

BY AND BETWEEN

FR XIII CRESTWOOD PERMIAN BASIN HOLDINGS LLC,

AS THE CONTRIBUTOR,

AND

CRESTWOOD EQUITY PARTNERS LP,

AS THE CONTRIBUTEE

DATED AS OF May 25, 2022

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ii

APPENDICES:

Appendix A	—	Definitions

EXHIBITS:

Exhibit A	—	Assignment Agreement
Exhibit B	—	Registration Rights Agreement
Exhibit C	—	Director Nomination Agreement

iii

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is dated as of May 25, 2022, by and between FR XIII Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (the “Contributor”), and Crestwood Equity Partners LP, a Delaware limited partnership (the “Contributee”). The Contributor and the Contributee are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

A. Contributor is the owner of 50% of the issued and outstanding membership interests (such 50% of such membership interests, the “Contributed Interests”) of Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (the “Company”).

B. Subject to the terms and conditions set forth herein, the Contributor desires to contribute to the Contributee the Contributed Interests on the Closing Date.

C. Capitalized terms used but not otherwise defined elsewhere in this Agreement have the meaning given to such terms in Appendix A.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as set forth below.

ARTICLE 1

CONTRIBUTION; CLOSING CONSIDERATION; CLOSING

Section 1.1 Capital Contribution and Contribution of the Contributed Interests. Immediately prior to the Closing (but subject to the subsequent occurrence of the Closing), the Contributor and Contributee (or its Affiliate) shall each contribute $75,000,000 in the form of a capital contribution to the Company. Thereafter, at the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Contributor agrees to contribute, assign, transfer, convey and deliver to the Contributee, and the Contributee agrees to accept from the Contributor, the Contributed Interests, free and clear of all Liens other than Permitted Liens.

Section 1.2 Consideration. In consideration for the Contributed Interests, the Contributee agrees to issue to the Contributor, free and clear of all Liens other than Permitted Liens, a number of Common Units of the Contributee (the “Common Units”) equal to the quotient of (x) $320,000,000 divided by (y) the Common Unit Price (the “Closing Consideration”). For the avoidance of doubt, the Closing Consideration shall be proportionately adjusted to reflect any splits, combinations, dividends, recapitalizations, reorganizations, reclassifications or similar events with respect to the Common Units, or any transaction in which Common Units are converted into other securities or cash, in each case, occurring after the date hereof but prior to the Closing and any reference in this Agreement to Common Units comprising the Closing Consideration that occurs after the date hereof shall have the corresponding meaning.

Section 1.3 The Closing.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Vinson & Elkins LLP, 845 Texas Avenue, Suite 4700, Houston, Texas 77002 commencing at 10:00 a.m. Central time on the earlier of (i) the date of closing of the transactions contemplated by the Sendero Purchase Agreement if on such date the conditions set forth in Article 7 below have been satisfied or waived and (ii) the fifth Business Day following the date on which the last of the conditions set forth in Article 7 below have been satisfied or waived (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions) or such other date or place as the Parties may mutually agree in writing (such date, the “Closing Date”). The Closing shall be deemed to have been consummated at 12:01 a.m., Central time, on the Closing Date.

(b) At the Closing, the Contributor shall deliver or cause to be delivered to the Contributee the following:

(i) a duly executed counterpart by the Contributor of an assignment of the Contributed Interests in substantially the form attached hereto as Exhibit A (the “Assignment Agreement”) evidencing the Contributor’s contribution, assignment, transfer and conveyance to the Contributee of the Contributed Interests;

(ii) a duly executed counterpart by the Contributor of a registration rights agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”);

(iii) a duly executed counterpart by the Contribution of a Director Nomination Agreement in substantially the form attached as Exhibit C (the “Director Nomination Agreement”);

(iv) a duly completed and executed IRS Form W-9;

(v) the certificate referred to in Section 7.1(c); and

(vi) such other certificates and documents as may be required pursuant to this Agreement and/or as may be reasonably requested by the Contributee and agreed to by the Contributor in writing prior to the Closing to carry out the intent and purposes of this Agreement.

(c) At the Closing, the Contributee shall deliver or cause to be delivered to the Contributor the following:

(i) the Common Units comprising the Closing Consideration in book entry form, registered in the name of the Contributor (or its designees) and provide the Contributor with a letter of issuance from the Contributee’s transfer agent or other customary confirmation of issuance;

(ii) a duly executed counterpart by the Contributee of the Assignment Agreement;

(iii) a duly executed counterpart by the Contributee of the Registration Rights Agreement;

(iv) the certificate referred to in Section 7.2(c);

(v) in the event that following the date hereof and prior to the Closing the Contributee establishes a record date for a distribution of cash to the holders of its Common Units, an amount in cash, payable via wire transfer in immediately available funds, equal to the product of (x) the number of Common Units comprising the Closing Consideration and (y) the amount of the per Common Unit distribution of cash payable to the holders of Common Units as of such record date(s); and

(vi) such other certificates and documents as may be required pursuant to this Agreement and/or as may be reasonably requested by the Contributor and agreed to by the Contributee in writing prior to the Closing to carry out the intent and purposes of this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES RELATING TO THE CONTRIBUTOR

The Contributor hereby represents and warrants to the Contributee, as of the date hereof and as of the Closing Date, as follows:

Section 2.1 Organization and Power. The Contributor (i) is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite power and authority to own the Contributed Interests and (iii) is duly licensed or qualified to do business in all jurisdictions in which such qualification is required by Law, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to adversely affect the ability of the Contributor to consummate the transactions contemplated hereby (a “Contributor Material Adverse Effect”).

Section 2.2 Authority Relative to this Agreement. The Contributor has all requisite power, authority and capacity to execute and deliver this Agreement and the other instruments and agreements to be executed and delivered by it as contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other instruments and agreements to be executed and delivered by the Contributor as contemplated hereby and the consummation by the Contributor of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action on the part of the Contributor. This Agreement and the other instruments and agreements executed and delivered by the Contributor as contemplated hereby have been duly and validly executed and delivered by the Contributor, and, assuming this Agreement and the other agreements executed and delivered by the Contributee as contemplated hereby have been duly authorized, executed and delivered by the Contributee, constitute valid and binding agreements of the Contributor, enforceable against the Contributor in accordance with their terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and (b) enforcement of this Agreement and the other agreements executed and delivered by the Contributor as contemplated hereby, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 2.3 Absence of Conflicts. Neither the execution and delivery of this Agreement by the Contributor nor the other instruments and agreements to be executed and delivered by the Contributor as contemplated hereby nor the consummation by the Contributor of the transactions contemplated hereby and thereby, will (a) conflict with or result in any breach of any provision of the Contributor’s Organizational Documents, (b) violate any Law applicable to the Contributor or the Contributed Interests, (c) require any filing by the Contributor with, or the obtaining by the Contributor of any Permit, authorization, consent or approval of, any Governmental Body that has not been made or obtained, or (d) result in the creation of any Lien upon the Contributed Interests (except for Permitted Liens), except in the case of clause (b) of this Section 2.3 for any such breach, violation or requirement which, individually or in the aggregate, would not reasonably be expected to have a Contributor Material Adverse Effect.

Section 2.4 Capitalization; Ownership of the Contributed Interests.

(a) There are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Contributed Interests.

(b) The Contributed Interests are owned of record and beneficially by the Contributor, and the Contributor has good and valid title to the Contributed Interests, free and clear of all Liens, except for Permitted Liens. Upon consummation of the transactions contemplated by this Agreement, the Contributee shall own all of the Contributed Interests, free and clear of all Liens, except for Permitted Liens.

Section 2.5 Liability for Brokers’ Fees. Neither the Contributee nor the Company will directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of the Contributor or any of its Affiliates for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any transaction contemplated hereby.

Section 2.6 No Consent. Except for filings, consents, approvals, authorizations or notices that, if not obtained or made, would not, individually or in the aggregate, be material to the Company or to the Contributor’s ability to consummate the transactions contemplated hereby, there is no filing, consent, approval, authorization or notice required to be obtained or made by or with respect to the Contributor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 2.7 Litigation. As of the date of this Agreement, there is no Proceeding filed by any Person that is pending or, to the Knowledge of the Contributor, threatened in writing against the Contributor that would reasonably be expected to have a Contributor Material Adverse Effect.

Section 2.8 Investment Intent.

(a) The Contributor is acquiring the Common Units comprising the Closing Consideration for its own account and not with a view to, or for sale in connection with, any distribution in violation of the Securities Act. The Contributor acknowledges and understands that (i) the acquisition of the Common Units comprising the Closing Consideration has not been registered under the Securities Act in reliance on an exemption therefrom and (ii) that the Common Units comprising the Closing Consideration will constitute “restricted securities” under state and federal securities Laws. The Contributor acknowledges that, under the Securities Act, the Common Units comprising the Closing Consideration may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with other applicable state and federal securities Laws.

(b) The Contributor is an “accredited investor” within the meaning of Rule 501(a) under Regulation D of the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Units, and the Contributor is capable of bearing the economic risks of such investment.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF

THE CONTRIBUTEE

The Contributee hereby represents and warrants to the Contributor, as of the date hereof and as of the Closing Date, as follows:

Section 3.1 Organization and Power. The Contributee (i) is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite power and authority to own, lease and operate all of its properties and assets currently owned, leased and operated by it and to carry on its business substantially as now being conducted and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Contributee Material Adverse Effect.

Section 3.2 Authority Relative to this Agreement. The Contributee has all requisite power, authority and capacity to execute and deliver this Agreement and the other instruments and agreements to be executed and delivered by the Contributee as contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other instruments and agreements to be executed and delivered by the Contributee as contemplated hereby and the consummation by the Contributee of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite action on the part of the Contributee. This Agreement and the other instruments and agreements executed and delivered by the Contributee as contemplated hereby have been duly and validly executed and delivered by the Contributee and, assuming this Agreement and the other agreements executed and delivered by the Contributor as contemplated hereby have been duly authorized, executed and delivered by the Contributor, constitute valid and binding agreements of the Contributee enforceable against the Contributee in accordance with their terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and (b) enforcement of this Agreement and the other agreements executed and delivered by the Contributee as contemplated hereby, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The board of directors of Contributee (the “Board”) or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act either has approved, or at the request of Contributee will approve in advance of the Closing, for the express purpose of exempting each such transaction from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder to the extent applicable, the transactions contemplated by this Agreement and the other agreements executed and delivered by the Contributee as contemplated hereby, including the acquisition of the Contributed Interests and/or any deemed acquisition or disposition in connection therewith.

Section 3.3 Absence of Conflicts. Neither the execution and delivery of this Agreement by the Contributee nor the other instruments and agreements to be executed and delivered by the Contributee as contemplated hereby nor the consummation by the Contributee of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach of any provision of the Organizational Documents of the Contributee, (b) violate any Law applicable to the Contributee or any of its properties or assets or (c) require any filing by the Contributee with, or the obtaining by the Contributee of any Permit, authorization, consent or approval of, any Governmental Body that has not been made or obtained, except in the case of clause (b) of this Section 3.3 for any such breach, violation or requirement which, individually or in the aggregate, would not reasonably be expected to have a Contributee Material Adverse Effect.

Section 3.4 Investment Intent. The Contributee is acquiring the Contributed Interests for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Contributed Interests in violation of the Securities Act. The Contributee agrees that the Contributed Interests may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws.

Section 3.5 Liability for Brokers’ Fees. The Contributor will not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of the Contributee for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 3.6 Litigation. There is no Proceeding filed by any Person that is pending or, to the Knowledge of the Contributee, threatened in writing against the Contributee that would reasonably be expected to have a Contributee Material Adverse Effect.

Section 3.7 Capitalization. As of the date hereof, the issued and outstanding equity Interests of Contributee consisted solely of (i) 97,956,633 Common Units (including 2,637,863 Common Units issuable pursuant to employee and director equity plans of Contributee), (ii) a non-economic general partner interest (the “Contributee GP Interest”) and (iii) 71,257,445 preferred units convertible into 7,125,744 Common Units. All outstanding Common Units and preferred units of Contributee are duly authorized, validly issued, fully paid (to the extent required by the organizational documents of Contributee) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (as amended, the “Delaware LP Act”)) and free of preemptive rights (except as set forth in the organizational documents of Contributee). The Contributee GP Interest has been duly authorized and validly issued.

Section 3.8 Authorization of Common Units. When issued pursuant to the terms hereof, the Common Units will be duly authorized, validly issued, fully paid (to the extent required by the Organizational Documents of Contributee) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), free and clear of all Liens.

Section 3.9 Reports and Financial Statements.

(a) Contributee and each of its Subsidiaries has filed or furnished all forms, documents, reports, schedules, certifications, prospectuses, registration and other statements required to be filed or furnished by it with the SEC since January 1, 2019 (collectively with all documents filed or furnished on a voluntary basis on Form 8-K, in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Contributee SEC Documents”). As of their respective dates or, if amended, as of the date of the last such amendment, the Contributee SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Contributee SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Contributee SEC Documents as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Contributee SEC Documents and none of the Contributee SEC Documents is the subject of ongoing SEC review or investigation.

(b) The consolidated financial statements (including all related notes and schedules) of Contributee included in the Contributee SEC Documents fairly present in all material respects the consolidated financial position of Contributee and its consolidated Subsidiaries, as at the respective dates thereof (if amended, as of the date of the last such amendment), and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

ARTICLE 4

DISCLAIMERS AND LIMITATION

Section 4.1 General Disclaimers. EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 2, ARTICLE 3, THE CONTRIBUTOR’S CERTIFICATE TO BE DELIVERED PURSUANT TO SECTION 7.1(C), OR THE CONTRIBUTEE’S CERTIFICATE TO BE DELIVERED PURSUANT TO SECTION 7.2(C), (a) NO PARTY NOR ANY OTHER MEMBER OF THE CONTRIBUTOR GROUP OR CONTRIBUTEE GROUP MAKES ANY REPRESENTATIONS OR WARRANTIES HEREUNDER, EXPRESS, STATUTORY OR IMPLIED, (b) THE CONTRIBUTOR, ON BEHALF OF ITSELF AND THE CONTRIBUTOR GROUP, EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE CONTRIBUTEE OR ANY OTHER MEMBER OF THE CONTRIBUTEE GROUP (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE CONTRIBUTEE OR ANY OTHER MEMBER OF THE CONTRIBUTEE GROUP BY ANY MEMBER OF THE CONTRIBUTOR GROUP), (c) THE CONTRIBUTEE, ON BEHALF OF ITSELF AND THE CONTRIBUTEE GROUP, EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO THE CONTRIBUTOR OR ANY OTHER MEMBER OF THE CONTRIBUTOR GROUP (INCLUDING ANY OPINION, INFORMATION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO THE CONTRIBUTOR OR ANY OTHER MEMBER OF THE CONTRIBUTOR GROUP BY ANY MEMBER OF THE CONTRIBUTEE GROUP) AND (d) THE CONTRIBUTION OF THE CONTRIBUTED INTERESTS IS BEING MADE “AS IS, WHERE IS, WITH ALL FAULTS.”

Section 4.2 Limitation.

(A) THE CONTRIBUTEE ACKNOWLEDGES THAT, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 2 OR IN THE CONTRIBUTOR’S CERTIFICATE TO BE DELIVERED PURSUANT TO SECTION 7.1(C), THERE ARE NO REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED BY THE CONTRIBUTOR OR ANY OTHER MEMBER OF THE CONTRIBUTOR GROUP AS TO THE CONTRIBUTED INTERESTS, THE COMPANY OR THE ASSETS, LIABILITIES OR BUSINESS OF THE COMPANY, AND THE CONTRIBUTEE HAS NOT RELIED UPON ANY ORAL OR WRITTEN INFORMATION PROVIDED BY THE CONTRIBUTOR OR ANY OTHER MEMBER OF THE CONTRIBUTOR GROUP OTHER THAN THE REPRESENTATIONS AND WARRANTIES AS SO EXPRESSLY SET FORTH IN ARTICLE 2 OR SUCH CERTIFICATE.

(B) THE CONTRIBUTOR ACKNOWLEDGES THAT, EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE 3 OR THE CONTRIBUTEE’S CERTIFICATE TO BE DELIVERED PURSUANT TO SECTION 7.2(C), THERE ARE NO REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED BY THE CONTRIBUTEE OR ANY OTHER MEMBER OF THE CONTRIBUTEE GROUP AS TO THE CONTRIBUTEE, AND THE CONTRIBUTOR HAS NOT RELIED UPON ANY ORAL OR WRITTEN INFORMATION PROVIDED BY THE CONTRIBUTEE OR ANY OTHER MEMBER OF THE CONTRIBUTEE GROUP OTHER THAN THE REPRESENTATIONS AND WARRANTIES AS SO EXPRESSLY SET FORTH IN ARTICLE 3 OR SUCH CERTIFICATE.

ARTICLE 5

TAX MATTERS

Section 5.1 Intended Tax Treatment. For U.S. federal (and where applicable, state and local) income Tax purposes, the Parties intend to treat the contribution of the Contributed Interests by the Contributor to the Contributee as qualifying for nonrecognition of gain or loss pursuant to Section 721 of the Code, except to the extent otherwise required by Section 707 of the Code with respect to any actual or deemed transfer of money or other consideration from Contributee to Contributor in connection with the contribution of the Contributed Interests (the “Intended Tax Treatment”). Neither Party shall take any position inconsistent with the Intended Tax Treatment for any applicable Tax purpose unless required by a “determination” within the meaning of Section 1313 of the Code (or any analogous provision of applicable state, local or non-U.S. Tax Law).

Section 5.2 Maintenance of Books and Records.

(a) Until the earlier of the date that is (i) seven (7) years from the date of the Closing Date and (ii) six (6) months following the expiration of the applicable statute of limitations (including periods of waiver) for any Tax Returns filed or required to be filed by the Company covering the periods, or portions thereof, ending on or before the Closing Date, the Contributee shall retain all Tax Records of the Company that are in its possession. For this purpose, “Tax Records” means any Tax Return of the Company, workpapers related to such Tax Returns and documentation relating to any audit of any such Tax Returns, and any other books of account or records related to Taxes of the Company required or advisable to be maintained under Law.

(b) After the Closing Date, the Contributee shall (i) preserve and keep a copy of all Records in accordance with the records retention policy of the Contributee and its Affiliates (but, in the case of Tax Records, the Contributee shall preserve for at least the period specified in Section 5.2(a)); and (ii) upon reasonable notice and at the Contributor’s cost and expense, provide the Contributor, its Affiliates and their respective Representatives with reasonable access to, during normal business hours and in a manner that does not unreasonably interfere with normal business operations of the Contributee or the Company, the Records (to the extent that the Contributor has not retained the original or a copy) for review and copying in connection with any Proceeding involving the Company (excluding any Proceeding where the Parties are adverse to one another) or for any other reasonable purpose. Before the Contributee disposes, or causes the Company to dispose, of any such Records, the Contributee shall give the Contributor at least ninety (90) days’ prior notice to such effect, and the Contributor shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such Records as the Contributor may select.

Section 5.3 Cooperation on Tax Returns and Proceedings.

(a) Cooperation Generally. The Contributee and the Contributor shall cooperate fully as and to the extent reasonably requested by a Party in connection with the filing of Tax Returns and any audit, examination or other administrative or judicial proceeding with respect to Taxes imposed on or with respect to the assets, operations or activities of the Company. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Return or Tax proceeding and making employees available on a mutually convenient basis, acting reasonably, to provide additional information and explanation of any material provided hereunder.

(b) Tax Returns. The Contributee shall cause each Pre-Closing Tax Return and Straddle Period Tax Return required to be filed after the Closing Date to be timely executed and filed. The Contributee shall prepare all such Pre-Closing Tax Returns or Straddle Period Tax Returns that are Flow-Through Tax Returns in accordance with past practice, shall provide drafts of such Flow-Through Tax Returns to Contributor for its review and comment at least fifteen (15) Business Days before the relevant filing deadline (taking into account any properly obtained extensions), and shall consider in good faith all reasonable comments to any such Flow-Through Tax Return received in writing no later than ten (10) calendar days after the date such Flow-Through Tax Return is delivered to Contributor. Neither Party may amend, refile or otherwise modify, or cause or permit to be amended, refiled or otherwise modified, any Flow-Through Tax Return filed with respect to the Company for any Pre-Closing Tax Period or any Straddle Period without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(c) Tax Audits. If any Taxing Authority issues to the Company or the Contributee a notice of its intent to audit or conduct another legal or administrative proceeding with respect to a Pre-Closing Tax Returns or Straddle Period Tax Returns of the Company or any member of the Company Group that are Flow-Through Tax Returns, the Contributee shall promptly notify the Contributor. The Contributee shall be entitled, at its sole cost and expense, to control the defense of any such proceeding, but (i) the Contributee shall keep the Contributor reasonably informed of the progress of such proceeding, (ii) the Contributor shall have the right, at its own expense, to participate with Representatives of its choosing in all stages of such proceeding, (iii) the Contributee shall, in instances where an action would have a disproportionate impact on Contributor, consult in good faith with the Contributor before taking any material action with respect to the conduct of such proceeding, offer the Contributor an opportunity to comment before submitting any material written materials prepared or furnished in connection with such proceeding and consider in good faith any reasonable comments provided by the Contributor and (iv) in the case of any material proceeding, the Contributee shall not settle such proceeding without the prior written consent of the Contributor, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 5.4 Section 706 Matters. Notwithstanding anything to the contrary in this Agreement, the Contributee shall cause the Company, and, to the extent reasonably practicable, each partnership in which the Company is a partner, for U.S. federal income tax purposes to allocate all items of income, gain, loss, deduction or credit for the tax year in which the Closing Date occurs in accordance with the interim closing of the partnership books method described in Treasury Regulations Section 1.706-1(c)(2)(ii).

Section 5.5 Waiver of Tax Termination. The Parties hereby waive the application of Section 3.03(c) of the Company LLC Agreement to the contribution of the Contributed Interests and any other transactions contemplated by this Agreement.

Section 5.6 Push Out Election. Notwithstanding anything to the contrary in this Agreement, from and after the date of this Agreement, in the event that a Tax proceeding involving the Company and relating to a Tax period that either includes or ends prior to the Closing Date results in an “imputed underpayment” under Section 6225 of the Code (or analogous provision of state or local Tax Law) imposed on the Company, to the extent requested by either Party, the other Party shall cooperate with the first Party to make a “push out” election under Section 6226(a) of the Code (and any analogous election under state or local Tax Law, if applicable) with respect to such “imputed underpayment”; provided, however, that if the Partnership Representative (as defined in the Company LLC Agreement) determines in good faith that such election is administratively impractical or uneconomical, then the Company may treat such imputed underpayment as a Company expense. If the Company fails to make a “push out” election under Section 6226(a) of the Code (and any analogous election under state or local Tax Law, if applicable) with respect to such “imputed underpayment,” the Contributee shall use commercially reasonable efforts to (a) take into account the Contributor’s tax status (and the tax status of Contributor’s beneficial owners) to reduce any proposed “imputed underpayment” and (b) ensure that the Contributor does not bear economically the cost of any Taxes that are imposed as a result of the Tax status of the Contributee and its beneficial owners.

Section 5.7 Transfer Taxes. All transfer, documentary, sales, use, value added, goods and services, stamp, registration, notarial fees and other similar Taxes and fees (collectively, “Transfer Taxes”), if any, arising from the consummation of the contemplated transaction hereunder shall be borne equally by the Contributor, on the one hand, and the Contributee, on the other hand. The Contributor and the Contributee shall cooperate and join in the execution and filing of any applicable Tax Returns and other documentation in connection with such Transfer Taxes.

Section 5.8 Withholding. Contributee shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or non-U.S. Tax Law. If Contributee determines that any deduction or withholding (other than in respect of employment compensation or as a result of the failure to comply with Section 1.3(b)(iii)) is required in respect of a payment pursuant to this Agreement, Contributee shall promptly provide notice to Contributor after making such determination, but in any event at least five (5) Business Days prior to the time at which such payment is to be made, with a written explanation substantiating the requirement to so withhold and shall cooperate in good faith with Contributor to eliminate or reduce any such withholding or deduction to the extent permitted by Law; provided, that unless required by a change in Law after the date hereof, no amounts will be withheld under Section 1445 or Section 1446(f) of the Code from any payments or consideration in respect of the Contributed Interests to the extent the documentation described in Section 1.3(b)(iii) is delivered on or prior to the Closing Date. Contributee shall promptly remit all withheld amounts to the applicable Taxing Authority in accordance with applicable Law. Any amounts that are so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the Persons who would have received such amounts had no deduction and withholding been required.

ARTICLE 6

COVENANTS OF THE PARTIES

Section 6.1 Further Assurances. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, the Parties shall take such further action (including the execution and delivery of such further documents and instruments) as any Party may reasonably request.

Section 6.2 Public Announcements; Confidentiality.

(a) Neither Party shall (and each Party shall cause its Affiliates and Representatives not to) make any other press release or other public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby without the prior written consent of the other Party; provided, however, that the foregoing shall not restrict such disclosures to the extent (i) necessary for a Party to perform or exercise its rights under, or defend itself against claims in connection with, this Agreement, (ii) to Governmental Bodies and Third Parties holding rights of consent or other rights that may be applicable to the transactions contemplated by this Agreement, as reasonably necessary to provide notices, seek waivers, amendments or terminations of such rights, or seek such consents, and (iii) required (upon advice of counsel) by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or any of its Affiliates; and provided, further, that each Party shall use its commercially reasonable efforts to consult with the other Party regarding the contents of any such release or announcement prior to making such release or announcement, and in the case of clause (iii), the disclosing Party shall (x) disclose only that portion of information that it is advised by counsel in writing is legally required to be disclosed, and (y) use reasonable best efforts to, at the cost and expense of the Party seeking to limit the disclosure, obtain an appropriate protective order or other reasonable assurance that confidential treatment will be afforded such information.

(b) Each Party shall keep (and shall cause its Affiliates and Representatives to keep) all information and data relating to this Agreement, and the transactions contemplated hereby, strictly confidential except for disclosures (i) made in compliance with Section 6.2(a), (ii) to the Representatives, agents, consultants, advisors and Affiliates of such Party or the Company, (iii) to potential and actual lenders to the Company or such Party or its Affiliates, (iv) to potential and actual owners of equity interests in such Party or its Affiliates, and (v) by such Party in connection with performing or exercising its rights under, or defending itself against claims in connection with, this Agreement; provided, however, that prior to making any such disclosures to Representatives pursuant to clauses (ii) through (iv) in this Section 6.2(b), the Party disclosing such information shall obtain an undertaking of confidentiality from each such Representative.

Section 6.3 Efforts to Consummate Transaction. Each of the Parties shall, and shall cause its Affiliates to, use its commercially reasonable efforts in good faith to take or cause to be taken, and to do, or cause to be done as promptly as practicable, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including the execution of documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated by this Agreement.

Section 6.4 Certain Indemnification Matters.

(a) Contributee agrees that, during the period that commences on the Closing Date and ends on the sixth (6th) anniversary of the Closing Date, it shall maintain, or cause the Company to maintain, in full force and effect and shall not cause any amendment, modification, waiver or termination to the Organizational Documents of the Company Group or Contributee as such documents exist on the date of this Agreement, the effect of which would be to affect adversely the indemnification or similar rights of any person serving as a member of the board of managers or officer of any member of the Company Group or Contributee as of the date of this Agreement; provided, however, that the foregoing restriction shall not apply to any such amendment, modification, waiver, or termination to the extent required to cause such provisions (or any portion thereof) to comply with applicable Law.

(b) Contributee agrees that, during the period that commences upon the consummation of the transactions contemplated by this Agreement and ends on the sixth (6th) anniversary of the Closing Date, with respect to each individual who served as a director or manager of a member of the Company Group at any time prior to the Closing Date (the “Covered Directors”), Contributee shall cause the Company or the applicable member of the Company Group (i) to continue in effect the current director and officer liability or similar insurance policy or policies that such member of the Company Group has as of the date of this Agreement, or (ii) upon the termination or cancellation of any such policy or policies, (x) to provide director and officer liability or similar insurance in substitution for, or in replacement of, such cancelled or terminated policy or policies or (y) to provide a “tail” or runoff policy (covering all claims, whether choate or inchoate, made during such six (6) year period) (the costs of which shall not exceed 300% of the annual aggregate premium for the current such coverage maintained by the Company Group as of the date of this Agreement, in each case so that each Covered Director has coverage thereunder for acts, events, occurrences, or omissions occurring or arising at or prior to the Closing to the same extent (including policy limits, exclusions, and scope); provided, that if the cost for such tail policy exceeds such amount, Contributee shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount) as such Covered Director has coverage for such acts, events, occurrences, or omissions under the director and officer insurance or similar policy maintained by any of member of the Company Group as of the date of this Agreement.

(c) Contributee hereby acknowledges that certain Covered Directors may have rights to indemnification, advancement of expenses, and/or insurance provided by persons other than the Company Group (collectively, the “Indemnitors”). With respect to claims, liabilities, and expenses for which any member of the Company Group may be obligated to indemnify, advance expenses to, or insure any of the Covered Directors:

(i) (A) the applicable member of the Company Group is the indemnitor of first resort (i.e., its obligations to the Covered Directors are primary and any obligation of the Indemnitors are secondary), and (B) the applicable member of the Company Group or Contributee shall be required to (and Contributee shall cause the members of the Company Group to) advance the full amount of expenses incurred by any Covered Director and shall be liable for the full amount of all expenses, judgments, penalties, fines, and amounts paid in settlement to the extent (x) legally permitted and (y) required by the terms of this Agreement or the Organizational Documents of the applicable member of the Company Group, without regard to any rights the Covered Director may have against the Indemnitors;

(ii) Contributee and the Company Group irrevocably waive, relinquish, and release the Indemnitors from any and all claims against the Indemnitors for contribution, subrogation, or any other recovery of any kind in respect thereof;

(iii) no advancement or payment by an Indemnitor on behalf of a Covered Director with respect to any claim for which a Covered Director has sought indemnification from a member of the Company Group or Contributee shall affect the foregoing, and the applicable Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Covered Director against the Company Group or Contributee; and

(iv) the Indemnitors are express third-party beneficiaries of the terms of this Section 6.4(c).

(d) In the event that any member of the Company Group or Contributee or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) in one or more series of transactions, directly or indirectly, transfers all or substantially all of its properties and assets to any Person (whether by consolidation, merger, or otherwise), then, and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets or its respective successors and assigns, as the case may be, assume the obligations set forth in this Section 6.4.

(e) The obligations of Contributee under this Section 6.4 shall not be terminated or modified in such a manner as to adversely affect any Covered Director to whom this Section 6.4 applies without the consent of the affected Covered Director. The provisions of this Section 6.4 are intended to be for the benefit of, and shall be enforceable by, each of the Covered Directors and such Covered Director’s heirs and personal Representatives.

Section 6.5 Company Distribution. Notwithstanding anything in this Agreement to the contrary, to the extent not paid at or prior to the Closing, promptly following the Closing and in any event no later than such date on which quarterly distributions have been made by the Company in the ordinary course in prior years, Contributee shall cause to be paid to Contributor an amount in cash, payable via wire transfer in immediately available funds, equal to the quarterly distribution payment attributable to Contributor’s proportionate ownership interest in the Company pursuant to Section 5.01(a) of the Company LLC Agreement, in each case for the period beginning on April 1, 2022 and ending on the earlier to occur of (A) the Closing Date and (B) June 30, 2022.

ARTICLE 7

CONDITIONS TO CLOSING

Section 7.1 Contributee’s Conditions to Closing. The obligations of the Contributee to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Contributee in writing in its sole discretion) on or prior to the Closing of each of the following conditions precedent:

(a) Representations and Warranties. (i) The Contributor Fundamental Representations shall be true and correct in all respects at and as of the Closing in accordance with their terms as though made at and as of the Closing (unless a representation and warranty speaks as to a stated date, in which case such representation and warranty shall be true and correct in all respects at and as of such date) and (ii) all other representations and warranties of the Contributor contained in this Agreement (disregarding for purposes of this clause (ii) all material, materiality, Contributor Material Adverse Effect and similar qualifications for such representations and warranties) shall be true and correct in all material respects at and as of the Closing in accordance with their terms as though made at and as of the Closing (unless a representation and warranty speaks as to a stated date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

(b) Performance. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by the Contributor at or before the Closing shall have been duly and properly performed in all material respects.

(c) Certification. The Contributor shall have delivered to the Contributee a certificate, dated as of the Closing Date, certifying that the conditions specified in Section 7.1(a) and Section 7.1(b) have been satisfied by the Contributor.

(d) Sendero Transaction. The Closing shall have occurred pursuant to the Sendero Purchase Agreement.

(e) No Action. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions.

(f) Closing Deliverables. The Contributor shall have delivered to the Contributee all agreements, instruments and documents required to be delivered by the Contributor pursuant to Section 1.3(b).

Section 7.2 Contributor’s Conditions to Closing. The obligations of the Contributor to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Contributor in writing in its sole discretion) on or prior to the Closing of each of the following conditions precedent:

(a) Representations and Warranties. (i) The Contributee Fundamental Representations shall be true and correct in all respects at and as of the Closing in accordance with their terms as though made at and as of the Closing (unless a representation and warranty speaks as to a stated date, in which case such representation and warranty shall be true and correct in all respects at and as of such date) and (ii) all other representations and warranties of the Contributee contained in this Agreement (disregarding for purposes of this clause (ii) all material, materiality, Contributee Material Adverse Effect and similar qualifications for such representations and warranties) shall be true and correct in all material respects at and as of the Closing in accordance with their terms as though made at and as of the Closing (unless a representation and warranty speaks as to a stated date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

(b) Performance. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by the Contributee at or before the Closing shall have been duly and properly performed in all material respects.

(c) Certification. The Contributee shall have delivered to the Contributor a certificate, dated as of the Closing Date, certifying that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied by the Contributee.

(d) Sendero Transaction. The Closing shall have occurred pursuant to the Sendero Purchase Agreement.

(e) No Action. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions.

(f) NYSE Matters. No notice of delisting from the NYSE shall have been received by the Contributor with respect to the Common Units and the Common Units being issued pursuant to this Agreement shall have been approved for listing on the NYSE subject to official notice of issuance.

(g) Closing Deliverables. The Contributee shall have delivered to the Contributor all agreements, instruments and documents required to be delivered by the Contributee pursuant to Section 1.3(c).

ARTICLE 8

TERMINATION

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing (a) by the mutual written consent of the Parties, (b) by any Party if the Closing has not occurred on or before September 22, 2022, (the “Outside Date”), provided that such terminating Party is not then in material breach of this Agreement and the Closing cannot occur because of such breach, (c) by either Party if there is a material breach of any provision of this Agreement by the other Party and such breach has not been waived by the non-breaching Party or cured within fifteen (15) days following notice of the breach by the non-breaching Party, (d) if any Governmental Body shall have enacted, issued, promulgated, enforced or entered any Law or Order or taken any other action which, in either such case, has become final and non-appealable and has the effect of restraining, enjoining, making illegal, or otherwise preventing or prohibiting the consummation of the transactions contemplated by this Agreement, or (e) if the Sendero Purchase Agreement shall have been validly terminated in accordance with its terms.

Section 8.2 Effect of Termination.

(a) If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no further force or effect (except for the provisions of Section 6.2, this Section 8.2, Article 10 (other than Section 10.14) and Appendix A, which shall continue in full force and effect).

(b) The termination of this Agreement under Section 8.1 shall not relieve any Party from liability for any willful or intentional failure to perform or observe any of its agreements or covenants contained herein which are to be performed or observed at or prior to Closing and the other Party will be entitled to all rights and remedies available at Law or in equity in respect thereof.

ARTICLE 9

SURVIVAL; REMEDIES

Section 9.1 Indemnification.

(a) From and after the Closing, the Contributee shall indemnify, defend and hold harmless the Contributor Group from and against all Damages incurred or suffered by the Contributor Group or any member thereof (whether such Damages relate to a Third Person Claim or a direct claim by a member of the Contributor Group) and caused by or arising out of:

(i) the Contributee’s breach of any of its covenants or agreements contained in this Agreement; and

(ii) the Contributee’s breach of any representation or warranty of the Contributee contained in Article 3 or in the respective certificate delivered by the Contributee on the Closing Date pursuant to Section 7.2(c).

(b) From and after the Closing, the Contributor shall indemnify, defend and hold harmless the Contributee Group from and against all Damages incurred or suffered by the Contributee Group or any member thereof (whether such Damages relate to a Third Person Claim or a direct claim by a member of the Contributee Group) and caused by or arising out of:

(i) the Contributor’s breach of any of the Contributor’s covenants or agreements contained in this Agreement; and

(ii) the Contributor’s breach of any representation or warranty of the Contributor contained in Article 2 or in the certificate delivered by the Contributor on the Closing Date pursuant to Section 7.1(c).

(c) The indemnity of each Party provided in this Section 9.1 shall be for the benefit of and extend to each Person included in the Contributor Group and the Contributee Group, as applicable; provided, however, that any claim for indemnity under this Section 9.1 by any such Person must be brought and administered by a Party. No Indemnified Person (including any member of the Contributor Group or the Contributee Group) other than the Contributor and the Contributee shall have any rights against the Contributee or the Contributor, as applicable, under the terms of this Section 9.1 except as may be exercised on its behalf by the Contributee or the Contributor, as applicable, pursuant to this Section 9.1(c). Each Party may elect to exercise or not exercise indemnification rights under this Article 9 on behalf of the other Indemnified Persons Affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Article 9.

Section 9.2 Indemnification Actions. All claims for indemnification under Section 9.1 shall be asserted and resolved as follows:

(a) For purposes hereof, (i) the term “Indemnifying Person” when used in connection with particular Damages shall mean the Party charged with an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Article 9 and (ii) the term “Indemnified Person” when used in connection with particular Damages shall mean the Person or Persons having the right to be indemnified with respect to such Damages by a Party pursuant to this Article 9.

(b) To make a claim for indemnification under Section 9.1, an Indemnified Person shall notify the Indemnifying Person of its claim under this Section 9.2, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a third Person against the Indemnified Person (a “Third Person Claim”), the Indemnified Person shall provide its Claim Notice promptly (but in any event within ten (10) Business Days) after the Indemnified Person has actual knowledge of the Third Person Claim and shall enclose a copy of all papers (if any) served with respect to the Third Person Claim; provided that the failure of any Indemnified Person to give notice of a Third Person Claim as provided in this Section 9.2 shall not relieve the Indemnifying Person of its obligations under Section 9.1 except to the extent such failure materially prejudices the Indemnifying Person’s ability to successfully defend against the Third Person Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement set forth in this Agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement which was inaccurate or breached along with a description of such breach in reasonable detail.

(c) In the case of a claim for indemnification based upon a Third Person Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it elects to control the defense of such Third Person Claim under this Article 9 (such election to be without prejudice to the right of the Indemnifying Person to dispute whether such Third Person Claim is for indemnifiable Damages under this Article 9). If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period whether the Indemnifying Person elects to control the defense of such Third Person Claim, it shall be conclusively deemed to not undertake such defense of such Third Person Claim. The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.

(d) If the Indemnifying Person elects to control the defense of such Third Person Claim or does timely elect to control such defense, it shall have the right, but not the obligation, to defend, at its sole cost and expense, the Third Person Claim and the Indemnified Person shall not be entitled to reimbursement of any reasonable costs or expenses incurred with respect to such Third Person Claim prior to the date thereof. The Indemnifying Person shall have full control of such defense and proceedings, including, subject to the last sentence of this

Section 9.2(d), any compromise or settlement thereof. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Third Person Claim which the Indemnifying Person elects to contest. The Indemnified Person may, at its own expense, participate in, but not control, any defense or settlement of any Third Person Claim controlled by the Indemnifying Person pursuant to this Section 9.2(d). An Indemnifying Person shall not, without the prior written consent of the Indemnified Person, settle any Third Person Claim or consent to the entry of any judgment with respect thereto which (i) does not result in a final resolution of the Indemnified Person’s liability with respect to the Third Person Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person), (ii) obligates the Indemnified Person to make any payment that is not made by the Indemnifying Person, (iii) is reasonably expected to materially and adversely affect the Indemnified Person or (iv) admits to wrongdoing or culpability on the part of the Indemnified Person.

(e) If the Indemnifying Person does not timely elect to control the defense of such Third Person Claim but fails to diligently defend or settle the Third Person Claim, then the Indemnified Person shall have the right to defend against the Third Person Claim (at the sole cost and expense of the Indemnifying Person (but subject to the limitations set forth in this Article 9), if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing, subject to the right of the Indemnifying Person to admit its obligation and assume the defense of the Third Person Claim at any time prior to settlement or final determination thereof. If the Indemnifying Person has not yet elected to control the defense of such Third Person Claim, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten (10) Business Days following receipt of such notice to (i) admit in writing its obligation to provide indemnification with respect to the Third Person Claim (subject to the limitations set forth in this Article 9) and (ii) if its obligation is so admitted, reject, in its reasonable judgment, the proposed settlement. If the Indemnified Person settles any Third Person Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely assumed the defense of a Third Person Claim and diligently defended thereafter, the Indemnified Person shall be conclusively deemed to have waived any right to indemnity therefor.

(f) In the case of a claim for indemnification not based upon a Third Person Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) admit its obligation to provide indemnification with respect to such Damages (subject to the limitations set forth in this Article 9) or (iii) dispute the claim for such indemnification. If the Indemnifying Person does not notify the Indemnified Person within such 30-day period that it has cured the Damages or that it disputes the claim for such indemnification, the Indemnifying Person shall be conclusively deemed to have denied such indemnification obligation hereunder.

Section 9.3 Limitation on Actions.

(a) The representations and warranties of the Parties in this Agreement, the representations and warranties given in the certificates delivered at the Closing pursuant to Section 7.1(c) and Section 7.2(c), as applicable, and the covenants and agreements of the Parties in this Agreement that are to be performed at or prior to Closing shall survive the Closing until the first (1st) anniversary of the Closing Date. The covenants and agreements contained in this

Agreement that are to be performed after Closing (unless fully performed prior to or at the Closing) shall survive the Closing in accordance with the respective terms thereof. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to, and in accordance with the terms of, this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(b) The indemnities in Section 9.1(a) and Section 9.1(b) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification thereunder (and no claims shall be permitted to be made thereunder), except in each case as to matters for which a bona fide Claim Notice for indemnity has been delivered in good faith to the Indemnifying Person on or before such termination date.

(c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, from and after the Closing:

(i) except in the case of fraud, from and after the Closing, the sole and exclusive remedies of a Party against the other Party for any Damages arising from a breach of this Agreement shall be the rights and remedies provided by or set forth in Section 9.1(a), Section 9.1(b) and Section 10.14; and

(ii) (A) the Contributor shall not be required to indemnify the Contributee under this Article 9 for aggregate Damages in excess of $245,000,000 and (B) the Contributee shall not be required to indemnify the Contributor under this Article 9 for aggregate Damages in excess of the Closing Consideration.

(d) The amount of any Damages for which any Indemnified Person is entitled to indemnification under this Article 9 shall be reduced (or if applicable, shall be refunded promptly by the Indemnified Person if previously paid to the Indemnified Person by or on behalf of the Indemnifying Person) to the extent of (i) the amount of insurance proceeds received by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs), and (ii) the amount recovered by an Indemnified Person or its Affiliates pursuant to any indemnification agreement with any Third Party.

(e) In no event shall any Indemnified Person be entitled to duplicate compensation with respect to the same Damage under more than one provision of this Agreement and the various documents delivered in connection with the Closing.

(f) Any indemnity payment under this Agreement shall be treated as an adjustment to the Closing Consideration for Tax purposes, unless otherwise required by applicable Law.

(g) Any indemnity payment under this Agreement owed by Contributee to Contributor under this Article 9 is, at the sole discretion of the Contributee, payable (i) in cash or (ii) by transferring Common Units representing the amount owed based on a value per Common Unit of the greater of (A) the Common Unit Price and (B) the closing price of a Common Unit on the last trading day before the payment of such amount owed by Contributee to Contributor under this Article 9.

Section 9.4 Release. Effective as of the Closing, (a) Contributee hereby, on its own behalf and on behalf of its Affiliates (including the Contributee Group), unconditionally and irrevocably releases and waives any claims that Contributee or such Affiliates (including the Contributee Group) have or may have against Contributor or any member of the Contributor Group in its capacity as an equity owner of Contributor and arising out of, resulting from, or relating to actions, omissions, facts, or circumstances occurring, arising, or existing at or prior to the Closing; and (b) Contributor hereby, on its own behalf and on behalf of its Affiliates (including the Contributor Group), unconditionally and irrevocably releases and waives any claims that Contributor or such Affiliates (including the Contributor Group) have or may have against Contributee, the Company or any member of the Contributee Group arising out of, resulting from, or relating to actions, omissions, facts, or circumstances occurring, arising, or existing at or prior to the Closing; provided, that notwithstanding the foregoing, nothing contained in this Section 9.2 is intended to, nor does it, extend to any claims in respect of this Agreement or any of the provisions set forth herein.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. A Party’s delivery of an executed counterpart signature page by facsimile (or email) is as effective as executing and delivering this Agreement in the presence of the other Party. Neither Party shall be bound until such time as each other Party has executed and delivered counterparts of this Agreement.

Section 10.2 Notice. All notices which are required or may be given pursuant to this Agreement must be given in writing, in English and delivered personally, by courier, by email or by registered or certified mail, postage prepaid, as follows:

If to the Contributor:

FR XII Permian Basin Holdings LLC

5847 San Felipe, Ste 3100

Houston, TX 77057

Attention: Gary Reaves

E-mail: greaves@firstreserve.com

With a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, Texas 77002

Attention: Christopher R. May

Telephone: (713) 821-5666

Email: cmay@stblaw.com

If to the Contributee:

Crestwood Equity Partners LP

700 Louisiana Street, Suite 2550

Houston, Texas 77002

Attention: William Moore

Email: william.moore@crestwoodlp.com

With a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: Gillian Hobson

Telephone: (713) 758-3747

E-mail: ghobson@velaw.com

Any Party may change its address for notice by notice to the other Party in the manner set forth above. All notices shall be deemed to have been duly given (a) when personally delivered, (b) when received at the applicable email address set forth above when sent by email (with confirmation of transmission), (c) one Business Day after deposit with Federal Express or similar overnight courier service or (d) three days after being mailed by first class mail, return receipt requested.

Section 10.3 Costs and Expenses. Except as expressly provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

Section 10.4 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by the internal Law of the State of Delaware, without giving effect to the conflict of laws rules thereof that would result in the application of the Law of another jurisdiction.

(b) TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE SOLE AND EXCLUSIVE JURISDICTION OF THE CHANCERY COURT OF THE STATE OF DELAWARE (OR OTHER APPROPRIATE STATE COURT IN THE STATE OF DELAWARE) OR THE U.S. FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE, AND ANY APPELLATE COURT THEREOF, IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE COMPANY’S BUSINESS OR AFFAIRS OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, UNLESS OTHERWISE AGREED TO BY THE PARTIES, ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) (I) EACH PARTY, TO THE FULLEST EXTENT PERMITTED BY LAW, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY IN THE CHANCERY COURT OF THE STATE OF DELAWARE (OR OTHER APPROPRIATE STATE COURT IN THE STATE OF DELAWARE) OR THE U.S. FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE AND (II) EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF PROCEEDING IN ANY SUCH COURT.

Section 10.5 Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by such Party and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 10.6 Assignment. Neither Party may assign all or any part of this Agreement, and neither Party may assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party (which consent may be withheld in the sole discretion of the other Party) and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.7 Entire Agreement. This Agreement, the documents to be executed pursuant to this Agreement, the Appendix, Exhibits and Schedules attached hereto, constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 10.8 Amendment. This Agreement may be amended or modified only by an agreement in writing executed by all Parties and expressly identified as an amendment or modification.

Section 10.9 No Third-Party Beneficiaries. Nothing in this Agreement shall entitle any Person other than the Contributee and the Contributor to any claims, cause of action, remedy or right of any kind, except (a) as provided in Section 9.1(c), (b) the Persons identified in Section 10.18 are intended and express third party beneficiaries of Section 10.18 and (b) the Indemnitors are intended and express third party beneficiaries of Section 6.4(c).

Section 10.10 Construction; Legal Representation. The Parties acknowledge that (a) the Contributor and the Contributee have had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby, (b) this Agreement is the result of arms-length negotiations from equal bargaining positions and (c) the Contributor and the Contributee and their respective counsel participated in the preparation and negotiation of this Agreement. Any rule of construction that a contract be construed against the drafter shall not apply to the interpretation or construction of this Agreement.

Section 10.11 Limitation on Damages. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT IN CONNECTION WITH THOSE DAMAGES PAYABLE TO ANY THIRD PARTY FOR WHICH A PARTY IS SEEKING INDEMNIFICATION HEREUNDER PURSUANT TO ARTICLE 9, NONE OF THE CONTRIBUTEE, THE CONTRIBUTOR, OR ANY OTHER PERSON SHALL BE ENTITLED TO PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND, EXCEPT AS OTHERWISE PROVIDED IN THIS SENTENCE, EACH PARTY FOR ITSELF AND ON BEHALF OF THE CONTRIBUTEE GROUP OR THE CONTRIBUTOR GROUP, AS APPLICABLE, HEREBY EXPRESSLY WAIVES ANY RIGHT TO PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.12 Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN BOLD-TYPE FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 10.13 Time of Essence. This Agreement contains a number of dates and times by which performance or the exercise of rights is due, and the Parties intend that each and every such date and time be the firm and final date and time, as agreed. For this reason, each Party hereby waives and relinquishes any right it might otherwise have to challenge its failure to meet any performance or rights election date applicable to it on the basis that its late action constitutes substantial performance, to require the other Party to show prejudice, or on any equitable grounds. Without limiting the foregoing, time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

Section 10.14 Specific Performance. The Parties agree (a) that if any of the provisions of this Agreement were not performed in accordance with their specific terms (including if a Party fails to take any action required of such Party hereunder to consummate the transactions contemplated by this Agreement), irreparable damage may occur, no adequate remedy at Law may exist and damages may be difficult to determine, (b) that the Parties shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy available at law or in equity, and (c) the right to seek specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither the Contributor nor the Contributee would have entered into this Agreement.

Section 10.15 Schedules. The inclusion of a matter on a Schedule to this Agreement in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule. Any item or matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed for purposes of all representations and warranties under this Agreement, without the need for specific references on each Schedule or cross-references thereto, so long as the relevance for such disclosure is reasonably apparent on its face. Matters may be disclosed on a Schedule for information purposes only.

Section 10.16 Severability. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement which is manifestly unjust.

Section 10.17 Interpretation. All references in this Agreement to Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions refer to the corresponding Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles (and headings) appearing at the beginning of any Exhibits, Schedules, Appendices, Articles, Sections, subsections, clauses and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, clause or other subdivision unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” “this clause,” and words of similar import, refer only to the Article, Section, subsection and clause hereof in which such words occur. The word “including” (in its various forms) means including without limitation. All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the date of this Agreement. Unless expressly provided to the contrary, the word “or” is not exclusive. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Appendices, Exhibits and Schedules referred to herein are attached to and by this reference incorporated herein for all purposes. Reference herein to any federal, state, local or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

Section 10.18 No Recourse. All claims, obligations, liabilities, or causes of action (whether at Law, in equity, in contract, in tort, or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Parties. Notwithstanding anything to the contrary in this Agreement or otherwise, no Person who is not a Party, including any current, former, or future equityholder, incorporator, controlling person, general or limited partner, member, Affiliate, assignee, or Representative of any Party, or any current, former, or future equityholder, incorporator, controlling person, general or limited partner, Affiliate, assignee, or Representative of any of the foregoing or any of their respective successors, predecessors, or assigns (or any successors, predecessors, or assigns of the foregoing) (collectively, the “Non-Party Affiliates”), shall have any liability (whether at Law, in equity, in contract, in tort, or otherwise) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, and, to the maximum extent permitted by Law, each Party hereby waives and releases all claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach against any such Non-Party Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available (whether at Law, in equity, in contract, in tort, or otherwise), to avoid or disregard the entity form of a Party or otherwise impose liability of a Party on any Non-Party Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, in each case arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, and (b) each Party disclaims any reliance upon any Non-Party Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Notwithstanding anything to the contrary contained herein or otherwise, after the Closing, no Party may seek to rescind or terminate this Agreement or any of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the date first above written.

CONTRIBUTOR:

FR XIII CRESTWOOD PERMIAN BASIN HOLDINGS LLC

By: /s/ Gary Reaves
Name: Gary Reaves
Title: President

Signature Page to Contribution Agreement

CONTRIBUTEE:

CRESTWOOD EQUITY PARTNERS LP

By: Crestwood Equity GP LLC, its general partner

By: /s/ William H. Moore
Name: William H. Moore
Title: Executive Vice President, Corporate Strategy

Signature Page to Contribution Agreement

APPENDIX A

DEFINITIONS

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Assignment Agreement” has the meaning set forth in Section 1.3(b)(i).

“Board” has the meaning set forth in Section 3.2.

“Business Day” means each calendar day except Saturdays, Sundays, and any day on which banks located in the State of Texas are authorized or obliged to close.

“Capital Contribution” has the meaning set forth in Section 1.1.

“Closing” has the meaning set forth in Section 1.3(a).

“Closing Consideration” has the meaning set forth in Section 1.2.

“Closing Consideration” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.3(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” has the meaning set forth in Section 1.2.

“Common Unit Price” means 28.38.

“Company” has the meaning set forth in the Recitals.

“Company Group” means the Company and each of its Subsidiaries.

“Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Crestwood Permian Basin Holdings LLC, dated June 20, 2017.

“Contributed Interests” has the meaning set forth in the Recitals of this Agreement.

“Contributee” has the meaning set forth in the Preamble of this Agreement.

“Contributee Fundamental Representations” means the representations and warranties set forth in Section 3.1, 3.2, 3.3(a), 3.4, 3.5, 3.7 and 3.8.

“Contributee GP Interest” has the meaning set forth in Section 3.7.

Appendix A-1

“Contributee Group” means the Contributee, its current and former Affiliates, and each such Person’s current and former equity holders, directors, officers, employees, agents, Representatives and advisors.

“Contributee Material Adverse Effect” means an event, change or circumstance which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, financial conditions, results of operations or assets of the Contributee and its Subsidiaries, taken as a whole or (y) the ability of the Contributee to consummate the transactions contemplated hereby; provided, however, that none of the following, and no change, event, occurrence or effect, individually or in the aggregate, to the extent arising out of, resulting from or attributable to any of the following, shall constitute or be taken into account in determining whether a Contributee Material Adverse Effect has occurred or would reasonably be expected to occur: any event, change, effect, development or occurrence: (a) disclosed in the Contributee SEC Documents filed or furnished prior to the date hereof (excluding any disclosure set forth in any risk factor section or in any section relating to forward-looking statements), (b) in or generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, including any changes in supply, demand, currency exchange rates, interest rates, tariff policy, monetary policy or inflation, or (c) resulting from or arising out of (i) any changes or developments in the industries in which Contributee or any of its Subsidiaries conducts its business, (ii) any changes or developments in prices for oil, natural gas or other commodities or for Contributee’s raw material inputs and end products, including general market prices and regulatory changes generally affecting the industries in which Contributee and its Subsidiaries operate, (iii) resulting from the negotiation, execution, announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of Contributee or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the transactions contemplated by this Agreement), (iv) any taking of any action required by this Agreement or at the request of Contributor, (v) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Body, or market administrator, (vi) any changes in GAAP or accounting standards or interpretations thereof, (vii) (1) earthquakes, any weather-related or other force majeure event, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires, other natural disasters, pandemics (including the response to and impact of the COVID-19 pandemic) or outbreak or other natural disasters or (2) hostilities or acts of war or terrorism, sabotage, civil disobedience, cyber-attack or any escalation or general worsening of the foregoing, (viii) any failure by Contributee to meet any internal or external projections, forecasts, estimates, milestones or budgets or financial or operating predictions of revenues, earnings or other financial or operating metrics for any period (provided that the exception in this clause (viii) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure would have, individually or in the aggregate, a Contributee Material Adverse Effect so long as it is not otherwise excluded by this definition) or (ix) any changes in the unit price or trading volume of the Common Units or in the credit rating of Contributee or any of its Subsidiaries (provided that the exception in this clause (ix) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change would have, individually or in the aggregate, a Contributee Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clause (b) and subclauses (i)-(ii) and (v)-(vii), to the extent disproportionately affecting Contributee and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Contributee and its Subsidiaries operate.

Appendix A-2

“Contributee SEC Documents” has the meaning set forth in Section 3.9.

“Contributor” has the meaning set forth in the Preamble of this Agreement.

“Contributor Fundamental Representations” means the representations and warranties set forth in Section 2.1, 2.2, 2.3(a), 2.4 and 2.5.

“Contributor Group” means the Contributor, its current and former Affiliates, and each such Person’s respective current and former directors, officers, employees, agents, Representatives and advisors.

“Contributor Material Adverse Effect” has the meaning set forth in Section 2.1.

“Contributor Released Persons” has the meaning set forth in Section 9.1(c).

“Contributor Releasing Party” has the meaning set forth in Section 9.1(c).

“Control” means the ability to direct the management and policies of a Person through ownership of voting shares or other equity rights, pursuant to a written agreement, or otherwise. The terms “Controls” and “Controlled by” and other derivatives shall be construed accordingly.

“Covered Directors” has the meaning set forth in Section 6.4(b).

“Damages” means any actual liability, loss, cost, expense, claim, award or judgment incurred or suffered by any Person (to be indemnified under this Agreement) arising out of or resulting from the indemnified matter, including reasonable documented out-of-pocket fees and expenses of attorneys reasonably incident to matters indemnified against.

“Delaware LP Act” has the meaning set forth in Section 3.7.

“Director Nomination Agreement” has the meaning set forth in Section 1.3(b)(iii).

“Distribution Period” has the meaning set forth in Section 1.3(c)(v).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Flow-Through Tax Returns” means, with respect to the Company, any income Tax Return for which the Company is a “flow-through entity” for purposes of such Tax Return and for which items of income and loss of the entity for which such Tax Return is filed flow through such entity to such entity’s member(s) (or other direct or indirect owner(s) for tax purposes) and are required to be reported on the Tax Returns of such member(s) or owner(s), including any IRS Forms 1065 (and any similar state or local Tax Returns).

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

Appendix A-3

“Governmental Body” means any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any administrative, executive, judicial, legislative, police, regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Indemnified Person” has the meaning set forth in Section 9.2(a).

“Indemnifying Person” has the meaning set forth in Section 9.2(a).

“Indemnitors” has the meaning set forth in Section 6.4(c).

“Intended Tax Treatment” has the meaning set forth in Section 5.1.

“Interests” has the meaning set forth in Section 3.7.

“Knowledge” means, in respect of the Contributor, the actual knowledge, after due inquiry, of Gary Reaves, and, in respect of the Contributee, the actual knowledge, after due inquiry, of Robert Halpin and William Moore.

“Laws” means all Permits, statutes, rules, regulations, ordinances, orders and codes of Governmental Bodies.

“Liens” means any mortgage, charge, pledge, security interest, assignment, lien (statutory or otherwise), easement, title retention agreement or arrangement, conditional sale, deemed or statutory trust, restrictive covenant or other encumbrance of any nature which, in substance, secures payment or performance of an obligation.

“Non-Party Affiliates” has the meaning set forth in Section 10.18.

“NYSE” means the New York Stock Exchange.

“Order” means any judgment, order, consent order, injunction, decree, writ or Permit of any Governmental Body or any arbitrator.

“Organizational Documents” means, with respect to any corporation, its charter, by-laws and any agreements with shareholders; with respect to any partnership, its certificate of partnership and partnership agreement; with respect to any limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any trust, its declaration or agreement of trust; and with respect to each other Person, its comparable constitutional instruments or documents; together, in each case, with any and all amendments thereto and all material consents and other instruments delegating authority pursuant to such Organizational Documents.

“Outside Date” has the meaning set forth in Section 8.1.

“Party” and “Parties” has the meaning set forth in the Preamble of this Agreement.

Appendix A-4

“Permits” means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted by a Governmental Body.

“Permitted Liens” means (i) Liens for Taxes not yet due and payable or that are contested in good faith and for which adequate reserves have been recorded in accordance with GAAP, (ii) Liens that may arise pursuant to the Organizational Documents of the Company or the Contributee, as applicable, or (iii) Liens created by, through or under applicable securities Laws.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Body or any other entity.

“Pre-Closing Tax Period” means any Tax period beginning before and ending on or before the Closing Date.

“Pre-Closing Tax Return” means all income Tax Returns of the Company for all Tax periods ending on or before the Closing Date.

“Proceeding” means any action, suit, claim, investigation or other proceeding at law or in equity by or before any Governmental Body or arbitrator.

“Records” means the books, records and files of the Company Group, including all contracts and any and all title, tax, financial, technical, engineering, environmental and safety records and information.

“Representatives” means all directors, officers, managers, members, partners, equityholders, trustees, employees, consultants, advisors (including attorneys), or other representatives of a Person.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sendero Purchase Agreement” means that certain Equity Purchase Agreement, dated as of May 25, 2022, by and between Sendero Midstream Partners, LP, Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B (Sendero IP), LP, Energy Capital Partners III-C (Sendero IP), LP, Carlsbad Co-Invest, LP, ECP III (Sendero Co-Invest) Corp, Sendero Midstream Management, LLC, Sendero Midstream GP, LLC, Crestwood Midstream Partners LP, Crestwood Sendero GP, LLC and, solely for purposes of Section 8.14 thereof, Crestwood Equity Partners LP.

“Straddle Period” means any Tax period ending on or after the Closing Date.

“Straddle Period Tax Return” means any and all Tax Returns of the Company for any Straddle Period.

Appendix A-5

“Subsidiary” means, with respect to any Person, any corporation or other entity of which such Person, directly, or indirectly, through another entity or otherwise, owns, or has the right to control or direct the voting of, fifty percent (50%) or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

“Tax” or “Taxes” (and, with correlative meaning “Taxable” and “Taxing”) means all U.S. federal, state, local, non-U.S. and other taxes or other like assessments, customs, duties, imposts, charges or levies, including net income, gross income, gross receipts, margin, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, employment, exercise, transaction, capital, net worth, withholding, social security, utility, workers’ compensation, severance, production, unemployment compensation, occupation, premium, windfall profits, stamp, transfer, gains or other taxes imposed or payable to any Taxing Authority, together with any interest, penalties or additions to tax or additional amount with respect thereto.

“Tax Records” has the meaning set forth in Section 5.2(a).

“Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting estimates, elections, schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Taxing Authority” means, with respect to any Tax, the Governmental Body or political subdivision thereof that imposes such Tax and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

“Third Party” means any Person other than the Contributor, the Contributee or any of such Person’s Affiliates.

“Third Person Claim” has the meaning set forth in Section 9.2(b).

“Transfer Taxes” has the meaning set forth in Section 5.5.

Appendix A-6

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment”) is dated as of ___________, 2022, by and between FR XIII Crestwood Permian Basin Holdings, LLC, a Delaware limited liability company (“Assignor”), and Crestwood Equity Partners LP, a Delaware limited partnership (“Assignee”). Assignor and Assignee are sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Assignor is the owner of 50% of the issued and outstanding membership interests (the “Contributed Interests”) of Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (the “Company”);

WHEREAS, Assignor and Assignee have entered into that certain Contribution Agreement dated May 25, 2022 (the “Contribution Agreement”), whereby Assignor agreed to sell to Assignee, and Assignee agreed to purchase, the Contributed Interests; and

WHEREAS, the Parties are executing this Assignment to effect the assignment and transfer from Assignor to Assignee of the Contributed Interests, subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Contribution Agreement.

2. Conveyance of the Contributed Interests. As of the date hereof, Assignor hereby sells, assigns, conveys, transfers and delivers to Assignee, and Assignee hereby acquires, accepts, and assumes from Assignor, all of Assignor’s right, title and interest in and to the Contributed Interests, free and clear of any Liens other than Permitted Liens.

3. Disclaimer of Representations and Warranties. Except for the representations and warranties of Assignor expressly set forth in the Contribution Agreement and without prejudice to the rights of Assignee under the Contribution Agreement, the assignment of the Contributed Interests pursuant to this Assignment is made without representation or warranty, express or implied, and Assignor hereby disclaims and negates any such representation or warranty.

4. Severability. It is the intent of the Parties that the provisions contained in this Assignment shall be severable and should any terms or provisions, in whole or in part, be held invalid, illegal, or incapable of being enforced as a matter of Law, such holding shall not affect the other portions of this Assignment, and such portions that are not invalid shall be given effect without the invalid portion. Upon such determination that any term or provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5. Entire Agreement. This Assignment, the Contribution Agreement, and the other documents contemplated thereby constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

6. Amendment. This Assignment may be amended or modified only by an agreement in writing signed by the Parties and expressly identified as an amendment or modification.

7. No Third Party Beneficiaries. Nothing in this Assignment shall entitle any Person other than Assignor and Assignee to any claim, cause of action, remedy, or right of any kind.

8. Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, .pdf or other electronic transmission of copies of signatures shall constitute original signatures for all purposes of this Assignment and any enforcement hereof.

9. Governing Law. This assignment shall be governed by the internal Law of the State of Delaware, without giving effect to the conflict of laws rules thereof that would result in the application of the Law of another jurisdiction.

10. Contribution Agreement; Conflict. This Assignment is entered into in connection with the transactions contemplated by the Contribution Agreement. In the event of any conflict between a term or provision of this Assignment and a term or provision of the Contribution Agreement, the term or provision of the Contribution Agreement shall control. This Assignment is made subject to the terms and conditions of the Contribution Agreement, and shall not affect, enlarge, diminish or otherwise impair any of the rights, obligations or remedies of either Party under the Contribution Agreement.

11. Headings and Constructions. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit, or aid in the construction of any term or provision hereof. The rights and obligations of each Party shall be determined pursuant to this Assignment. Assignor and Assignee have each had the opportunity to exercise business discretion in relation to the negotiation of the details and terms of the transaction contemplated hereby. This Assignment is the result of arm’s length negotiations from equal bargaining positions. It is the intention of the Parties that every covenant, term, and provision of this Assignment shall be construed simply according to its fair meaning and not strictly for or against any Party (notwithstanding any rule of Law requiring an agreement to be strictly construed against the drafting Party) and no consideration shall be given or presumption made, on the basis of who drafted this Assignment or any particular provision thereof, it being understood that the Parties to this Assignment are sophisticated and have had adequate opportunity and means to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby and retain counsel to represent their interests and to otherwise negotiate the provisions of this Assignment.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, this Assignment has been executed by each of the Parties effective as of the date hereof.

ASSIGNOR:

FR XIII Crestwood Permian Basin Holdings, LLC

By:
Name:
Title:

Signature Page to Assignment Agreement

ASSIGNEE:

Crestwood Equity Partners LP

By:
Name:
Title:

Signature Page to Assignment Agreement

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

CRESTWOOD EQUITY PARTNERS LP

AND

FR XIII CRESTWOOD PERMIAN BASIN HOLDINGS LLC

DATED AS OF [•], 2022

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2022, by and among Crestwood Equity Partners LP, a Delaware limited partnership (“Crestwood”) and FR XIII Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (the “Unitholder”).

WHEREAS, the Unitholder is the owner of 50% of the issued and outstanding membership interests (the “Contributed Interests”) of Crestwood Permian Basin Holdings LLC, a Delaware limited liability company.

WHEREAS, Crestwood and the Unitholder have entered into a Contribution Agreement dated as of May 25, 2022 (the “Contribution Agreement”), which provides, among other things, that the Unitholder will contribute to the Crestwood 50% of the Contributed Interests on the date hereof pursuant to which the Unitholder will receive Common Units (as defined below); and

WHEREAS, Crestwood has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Unitholder.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Contribution Agreement.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified therefor in the recitals hereof.

“Block Trade” has the meaning specified therefor in Section 3.02(b).

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Missouri shall not be regarded as a Business Day.

“Closing Date” means the date of the closing of the transactions contemplated by the Contribution Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Units” means the common units representing limited partner interests in Crestwood.

“Common Unit Price” means the volume weighted average closing sale price of one Common Unit as reported on the NYSE (or the exchange on which the Common Units are then listed) over any thirty (30) consecutive trading day period.

“Contribution Agreement” has the meaning specified therefor in the recitals hereof.

“Crestwood” has the meaning specified therefor in the recitals hereof.

“Demand Offering” has the meaning specified therefor in Section 3.02(a).

“DTC” means The Depository Trust Company, a New York corporation, or its successor.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System of the Commission, or any successor system thereto.

“Effectiveness Period” has the meaning specified therefor in Section 3.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means the record holder of any Registrable Securities.

“Holder Underwriter Registration Statement” has the meaning specified therefor in Section 3.05(o).

“Included Registrable Securities” has the meaning specified therefor in Section 3.03(a).

“Issued Units” means the Common Units issued to the Unitholder in connection with the Contribution Agreement.

“Law” means any statute, law, ordinance, regulation, rule, order, code, governmental restriction, decree, injunction or other requirement of law, or any judicial or administrative interpretation thereof, of any governmental authority.

“Losses” has the meaning specified therefor in Section 3.09(a).

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Niobrara RRA” has the meaning specified therefor in Section 3.12(b).

“PIPE RRA” has the meaning specified therefor in Section 3.12(b).

“Preferred RRA” has the meaning specified therefor in Section 3.12(b).

Offer Price” has the meaning specified therefor in Section 2.02.

“Offering Notice” has the meaning specified therefor in Section 2.01.

“Other Holders” has the meaning specified therefor in Section 3.04(b).

“Parity Securities” has the meaning specified therefor in Section 3.04(b).

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“Partnership” has the meaning specified therefor in the recitals hereof.

“Partnership Agreement” means the Sixth Amended and Restated Agreement of Limited Partnership of Crestwood, dated August 20, 2021.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Permitted Transferee” of Unitholder means any Affiliate of Unitholder.

“Piggyback Opt-out Notice” has the meaning specified therefor in Section 3.03(a).

“Proposed Pricing Date” has the meaning specified therefor in Section 2.01.

“Registrable Securities” means the Issued Units, all of which Registrable Securities are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.

“Registration Expenses” has the meaning specified therefor in Section 3.08(b).

“Resale Registration Statement” means a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force under the Securities Act).

“ROFO Acceptance” has the meaning specified therefor in Section 2.03(a).

“ROFO Closing Date” has the meaning specified therefor in Section 2.03(b).

“ROFO Offer” has the meaning specified therefor in Section 2.02.

“ROFO Offer Notice” has the meaning specified therefor in Section 2.02.

“ROFO Seller” has the meaning specified therefor in Section 2.01.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” has the meaning specified therefor in Section 3.08(b).

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.

“Selling Holder Indemnified Persons” has the meaning specified therefor in Section 3.09(a).

“Senior Securities” has the meaning specified therefor in Section 3.04(b).

“Subject Units” has the meaning specified therefor in Section 2.01.

“Underwritten Offering” means an offering (including an offering pursuant to a Resale Registration Statement) in which Common Units are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks, including any Block Trade.

“Underwritten Offering Notice” has the meaning specified therefor in Section 3.02(a).

“Unitholder” has the meaning specified therefor in the recitals hereof.

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“Walled Off Person” has the meaning specified therefor in Section 3.07.

Section 1.02 Registrable Securities. Any Registrable Security will cease to be a Registrable Security (a) when a registration statement covering the Registrable Security becomes or is declared effective by the Commission and the Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) when such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any similar provision then in force) under the Securities Act; (c) when such Registrable Security has been disposed of in a private transaction pursuant to which the transferor’s rights have not been assigned to the transferee in accordance with Section 3.11; (d) when such Registrable Security is held by Crestwood or its Subsidiaries; or (e) at the first such time that the Unitholder (together with its Affiliates) cease to hold Common Units that in the aggregate do not equal at least $50 million based on the Common Unit Price.

Section 1.03 Right and Obligations. Except for the rights and obligations under Section 3.09, all rights and obligations of each Holder under this Agreement, and all rights and obligations of Crestwood under this Agreement with respect to such Holders, shall terminate when such Holder is no longer a Holder.

ARTICLE II

RIGHT OF FIRST OFFER

Section 2.01 Offering Notice. At all times prior to [•], 20241, if First Reserve or any of its Affiliates desires to sell all or any part of its Issued Units (other than in connection with exercising its Piggyback Rights under Section 3.03), First Reserve or its applicable Affiliate (a “ROFO Seller”) shall first grant to Crestwood a right, but not an obligation (except as otherwise set forth in this Section 2.01), pursuant to the terms of this Section 2.01, to purchase all of the Common Units that the ROFO Seller desires to sell by sending written notice (an “Offering Notice”) to Crestwood, which shall state (i) the number of Common Units such ROFO Seller intends to sell (the “Subject Units”), (ii) the intended date of pricing such sale (which shall be not less than five days from the date of receipt of the Offering Notice (such date, as may be changed pursuant to clause (i) of the immediately following sentence, the “Proposed Pricing Date”) and (iii) the manner of the sale, such as whether such it will be a Block Trade, another form of Underwritten Offering, at the market or through a private transaction. Each ROFO Seller in its sole discretion may at any time (i) change the Proposed Pricing Date, so long as such ROFO Seller provides Crestwood with advance written notice as soon as reasonably practicable under the circumstances and in no event less than 24 hours in advance of the revised Proposed Pricing Date and (ii) withdraw an Offering Notice.

Section 2.02 Rightholder Option; Exercise.

Following the delivery of the Offering Notice, Crestwood shall have the right to offer, at the times set forth in this Section 2.02, to purchase all, but not less than all, of the Subject Units at a purchase price determined by Crestwood. The right of Crestwood to offer to purchase all of the Subject Units under this Section 2.02 shall be exercisable by delivering written notice of the exercise thereof (each such offer, a “ROFO Offer” and, each such notice, a “ROFO Offer Notice”) to the ROFO Seller, (a) if the proposed sale is to be effected pursuant to an Underwritten Offering that will be marketed to investors (for the avoidance of doubt, not including a Block Trade, overnight or bought Underwritten Offering or any similar transaction), no less than two days prior to the Proposed Pricing Date and (b) if the proposed sale is to be effected in any other manner, no later than 4:15 p.m. Eastern Time on the day of the Proposed Pricing Date. Each ROFO Offer Notice shall be, subject to the following sentence, an irrevocable offer to purchase all of the Subject Units pursuant to this Section 2.02, and shall state the purchase price Crestwood is offering for the Subject Units (the “Offer Price”) and the expiration date and time of the ROFO Offer (which shall be no earlier than 11:59 p.m. Eastern Time on the Proposed Pricing Date). The failure of Crestwood to deliver a ROFO Offer Notice that conforms to the requirements set forth in this Section 2.02 on or before the deadlines set forth in this Section 2.02 shall be deemed to be a waiver of Crestwood’s right to make a ROFO Offer under this Section 2.02. A ROFO Offer shall be irrevocable until 11:59 p.m. Eastern Time on the Proposed Pricing Date, unless earlier accepted by the ROFO Seller.

[1]	24 months from the date of this Agreement.

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Section 2.03 Sale of Subject Units.

(a) If Crestwood has delivered a ROFO Offer Notice that conforms to the requirements set forth in Section 2.02, then the ROFO Seller may, prior to 11:59 p.m. Eastern Time on the Proposed Pricing Date, accept such offer in its entirety, but not in part, by notifying Crestwood of such acceptance (the “ROFO Acceptance”). A ROFO Acceptance shall be irrevocable once communicated by such ROFO Seller to Crestwood.

(b) In the event of a ROFO Acceptance, the closing of the purchase of such Subject Units pursuant to the ROFO Offer Notice shall be held at the executive office of Crestwood at 11:00 a.m., local time, on the second Business Day after the ROFO Acceptance or at such other day, time and place as the parties to the transaction may agree (the “ROFO Closing Date”). At such closing, so long as the closing of transaction complies with all applicable securities Laws, the ROFO Seller shall deliver the Subject Units to Crestwood, and such Subject Units shall be free and clear of any Liens (other than Liens arising under securities Laws or the Partnership Agreement and the other Organizational Documents of Crestwood), and the ROFO Seller shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Subject Units. At the closing, Crestwood shall purchase the Subject Units by delivery of payment in full in immediately available funds for the Subject Units equal to the Offer Price. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary to effectuate the transactions contemplated by this Article II, provided that such documents shall not impose any liability on the ROFO Seller or Crestwood. If the closing of the ROFO Acceptance does not occur on the ROFO Closing Date for any reason except where such failure is caused by the ROFO Seller, then the ROFO Seller shall be free to sell the Subject Units without further complying with this Article II; provided, however, that such sale is consummated within 45 days after the Proposed Pricing Date.

(c) If Crestwood has made a ROFO Offer, and the ROFO Seller elects not to accept such ROFO Offer, then the ROFO Seller may sell the Subject Units to one or more third parties (i) as long as the purchase price for such Subject Units is, in the aggregate, not less than the Offer Price and (ii) such sale is consummated within 45 days after the Proposed Pricing Date.

(d) If Crestwood does not deliver a ROFO Offer Notice that conforms to the requirements set forth in Section 2.03(b) on or before the deadlines set forth in Section 2.03(b), then the ROFO Seller shall be free to sell the Subject Units without further complying with this Article II; provided, however, that such sale is consummated within 45 days after the Proposed Pricing Date.

(e) Any sale of Common Units by First Reserve or one of its Affiliates to Crestwood pursuant to this Article II shall not constitute a Demand Offering under Article III.

ARTICLE III

REGISTRATION RIGHTS

Section 3.01 Registration.

(a) Request for Filing and Deadline to Become Effective. As promptly as practicable and in any event no later than (i) 105 days following a written request from the Unitholder delivered prior to the date of the filing of Crestwood’s Annual Report on Form 10-K with the SEC for the year ending December 31, 2022 (the “10-K Filing Date”) or (ii) 60 days following a written request from the Unitholder delivered on or after the 10-K Filing Date, Crestwood shall prepare and file a Resale Registration Statement under the Securities Act with respect to all of the Registrable Securities. The Resale Registration Statement filed pursuant to this Section 3.01(a) shall be on such appropriate registration form of the Commission that Crestwood is eligible to use, as reasonably selected by Crestwood. Crestwood shall use its commercially reasonable efforts to cause the Resale Registration Statement to become effective as soon as reasonably practicable (and in any event within (i) 135 days of the written request from the Unitholder delivered prior to the 10-K Filing Date or (ii) 90 days of the written request from the Unitholder delivered on or after the 10-K Filing Date). Crestwood will use its commercially reasonable efforts to cause the Resale Registration Statement filed pursuant to this Article III to be continuously effective under the Securities Act until all Registrable Securities covered by the Resale Registration Statement have ceased to be Registrable Securities (the “Effectiveness Period”). The Resale Registration Statement when declared effective (including the documents

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incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in such Resale Registration Statement, in the light of the circumstances under which a statement is made). As soon as practicable following the date that the Resale Registration Statement becomes effective, but in any event within two Business Days of such date, Crestwood shall provide the Unitholder with written notice of the effectiveness of the Resale Registration Statement.

(b) Delay Rights. Notwithstanding anything to the contrary contained herein, Crestwood may, upon written notice to any Selling Holder whose Registrable Securities are included in the Resale Registration Statement or any other registration statement pursuant to Section 3.03, suspend such Selling Holder’s use of any prospectus that is a part of the Resale Registration Statement or any other registration statement pursuant to Section 3.03 (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the such registration statement but may settle any previously made sales of Registrable Securities) if (i) Crestwood is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and Crestwood determines in good faith that Crestwood’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Resale Registration Statement or any other registration statement pursuant to Section 3.03 or (ii) Crestwood has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of Crestwood, would materially adversely affect Crestwood; provided, however, in no event shall the Selling Holders be suspended from selling Registrable Securities pursuant to the Resale Registration Statement or any other registration statement pursuant to Section 3.03 for a period that exceeds an aggregate of 60 days in any 180-day period or 105 days in any 365-day period, in each case, exclusive of days covered by any lock-up agreement executed by a Selling Holder in connection with any Underwritten Offering. Upon disclosure of such information or the termination of the condition described above, Crestwood shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Resale Registration Statement or any other registration statement pursuant to Section 3.03, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement.

(c) Termination of Rights. Other than as set forth otherwise in this Agreement, a Holder’s rights (and any transferee’s rights pursuant to Section 3.10) under this Article III shall terminate upon the termination of the Effectiveness Period.

Section 3.02 Demand Rights.

(a) The Unitholder shall have the right, at any time from time to time, to elect to include, other than pursuant to Section 3.01 of this Agreement, at least an aggregate of $50 million of Registrable Securities (calculated based on the Common Unit Price times the number of Registrable Securities on the date Crestwood receives an Underwritten Offering Notice) under a registration statement pursuant to an Underwritten Offering (a “Demand Offering”), pursuant to and subject to the conditions of this Section 3.02(a) of this Agreement, exercisable by delivery of a written notice to Crestwood (an “Underwritten Offering Notice”). Each Underwritten Offering Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Demand Offering and the expected price range of Registrable Securities to be sold in such Underwritten Offering. The right to initiate a Demand Offering shall not be exercised (i) in respect of more than three Underwritten Offerings or (ii) more than once in any 90-day period. Upon the delivery to Crestwood of any Underwritten Offering Notice, Crestwood shall be obligated to retain underwriters in order to permit the Unitholders to effect such sale through an Underwritten Offering as promptly as practicable after an Underwritten Offering Notice (but in no event more than 30 calendar days after the delivery of such Underwritten Offering Notice). In connection with any Underwritten Offering (including any Block Trade) under this Section 3.02, the Unitholders shall be entitled to select the Managing Underwriter or Underwriters for such Underwritten Offering, subject to the consent of Crestwood not to be unreasonably withheld, delayed or conditioned.

(b) Subject to the terms in Section 3.02(a) (including, for the avoidance of doubt, the maximum number of Demand Offerings), any time when a Resale Registration Statement is on file with the Commission and is effective, if a Unitholder wishes to engage in an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), for at least an aggregate of $50 million of Registrable

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Securities (calculated based on the Common Unit Price times the number of Registrable Securities on the date Crestwood receives an Underwritten Offering Notice), Crestwood shall retain underwriters for such Block Trade within 5 calendar days, notwithstanding the 30-day period in Section 3.02(a), and shall use commercially reasonable efforts to facilitate such Block Trade; provided that the Unitholder wishing to engage in the Block Trade shall reasonably cooperate with Crestwood and any underwriters prior to making such request in order to facilitate preparation of the prospectus and other offering documentation related to the Block Trade. Crestwood shall not notify any other holder of Common Units of any proposed Block Trade or overnight or bought Underwritten Offering under this Section 3.02 and will not give them the opportunity to participate in such Underwritten Offering unless required by the Niobrara RRA, the Preferred RRA or the Oasis RRA, as in effect on the date hereof.

Section 3.03 Piggyback Rights.

(a) Underwritten Offering Piggyback Rights. If at any time during the Effectiveness Period, Crestwood proposes to file a registration statement (whether for the account of itself or the account of any other security holder) other than (i) the Resale Registration Statement contemplated by Section 3.01(a), (ii) a registration statement or prospectus supplement to a registration statement in connection with registration rights granted pursuant to an agreement existing on the date hereof, (iii) a registration relating solely to employee benefit plans, (iv) a registration relating solely to a Rule 145 transaction or (v) a registration on any registration form that does not permit secondary sales, then as soon as practicable following the engagement of counsel by Crestwood to prepare the documents to be used in connection with an Underwritten Offering, Crestwood shall give notice (including notification by electronic mail) of such proposed Underwritten Offering to each Holder owning more than $10 million of then-outstanding Registrable Securities, calculated on the basis of the Common Unit Price, determined as of the date of such notice, and such notice shall offer each such Holder the opportunity to participate in any Underwritten Offering and to include in such Underwritten Offering such number of Registrable Securities (the “Included Registrable Securities”) as each such Holder may request in writing, subject to any registration rights existing prior to the date hereof, and customary underwriter cutbacks; provided, however, that Crestwood shall not be required to provide such opportunity (I) to any such Holder that does not offer a minimum of $10 million of Registrable Securities (based on the Common Unit Price), or (II) to such Holders if Crestwood has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Holders will have an adverse effect on the price, timing or distribution of the Common Units in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Holders shall be determined based on the provisions of Section 3.04(b). Any notice required to be provided in this Section 3.03(a) to Holders shall be provided on a Business Day pursuant to Section 4.01 and receipt of such notice shall be confirmed by the Holder. The Holder will have two Business Days (or one Business Day in connection with any overnight or bought Underwritten Offering) after notice has been delivered to request in writing the inclusion of Registrable Securities in the Underwritten Offering. If no written request for inclusion from a Holder is received within the specified time, each such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, Crestwood shall determine for any reason not to undertake or to delay such Underwritten Offering, Crestwood may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Underwritten Offering by giving written notice to Crestwood of such withdrawal at or prior to the time of pricing of such Underwritten Offering. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to Crestwood requesting that such Holder not receive notice from Crestwood of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from a Holder (unless subsequently revoked), Crestwood shall not be required to deliver any notice to such Holder pursuant to this Section 3.03(a) and such Holder shall no longer be entitled to participate in Underwritten Offerings by Crestwood pursuant to this Section 3.03(a).

(b) Termination of Piggyback Registration Rights. The Piggyback Rights under this Section 3.03 will terminate at the time that the Issued Units cease to be Registrable Securities.

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Section 3.04 Procedures for Underwritten Offering.

(a) General Procedures. In connection with an Underwritten Offering under this Agreement (other than pursuant to Section 3.02 of this Agreement), Crestwood shall be entitled to select the Managing Underwriter or Underwriters in its sole discretion. In connection with an Underwritten Offering contemplated by this Agreement in which a Selling Holder participates, each Selling Holder and Crestwood shall be obligated to enter into an underwriting agreement with the Managing Underwriter or Underwriters that contains such representations, covenants, indemnities and other rights and obligations as are customary in underwriting agreements for firm commitment offerings of equity securities. No Selling Holder may participate in an Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Each Selling Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, Crestwood to and for the benefit of such underwriters also be made to and for such Selling Holder’s benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. No Selling Holder shall be required to make any representations or warranties to or agreements with Crestwood or the underwriters other than representations, warranties or agreements regarding such Selling Holder, its authority to enter into such underwriting agreement and to sell, and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by Law. If any Selling Holder disapproves of the terms of an Underwritten Offering, such Selling Holder may elect to withdraw therefrom by notice to Crestwood and the Managing Underwriter; provided, however, that any such withdrawal must be made as soon as practicable and in any event no later than the time of pricing of such Underwritten Offering. If all Selling Holders withdraw from an Underwritten Offering prior to the pricing of such Underwritten Offering, the events will not be considered an Underwritten Offering. No such withdrawal or abandonment shall affect Crestwood’s obligation to pay Registration Expenses; provided, however, if (i) certain Selling Holders withdraw from an Underwritten Offering after the public announcement at launch of such Underwritten Offering, and (ii) all Selling Holders withdraw from such Underwritten Offering prior to pricing, then the withdrawing Selling Holders shall pay for all reasonable Registration Expenses incurred by Crestwood during the period from the launch of such Underwritten Offering until the time that all Selling Holders withdraw from such Underwritten Offering.

(b) Priority Rights. If the Managing Underwriter or Underwriters of any proposed Underwritten Offering advises Crestwood that the total amount of Registrable Securities that the Selling Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the Common Units offered or the market for the Common Units, then the Common Units to be included in such Underwritten Offering shall include the number of Registrable Securities that such Managing Underwriter or Underwriters advises Crestwood can be sold without having such adverse effect, with such number to be allocated, (i) in the case of an Underwritten Offering initiated by Crestwood, (A) first, to Crestwood, (B) second, to any holder of securities of Crestwood having rights of registration that are expressly senior to the Registrable Securities (the “Senior Securities”), (C) third, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of securities of Crestwood having rights of registration that are neither expressly senior nor subordinated to the Registrable Securities (the “Parity Securities”), and (D) fourth, pro rata among any other holders of securities of Crestwood having registration rights, and (ii) in the case of an Underwritten Offering by any other holders of securities of Crestwood having registration rights (the “Other Holders”), (A) first, pro rata among the Other Holders, (B) second, pro rata among any other holder of Senior Securities, (C) third, pro rata among the Selling Holders who have requested participation in such Underwritten Offering and any other holder of Parity Securities, (D) fourth, to Crestwood and (E) fifth, pro rata among any other holders of securities of Crestwood having registration rights. The pro rata allocations for each Selling Holder who has requested participation in such Underwritten Offering shall be the product of (1) the aggregate number of Registrable Securities proposed to be sold in such Underwritten Offering by the Selling Holders multiplied by (2) the fraction derived by dividing (x) the number of Registrable Securities owned by such Selling Holder by (y) the aggregate number of Registrable Securities owned by all Selling Holders plus the aggregate number of Parity Securities owned by all holders of Parity Securities that are participating in the Underwritten Offering.

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Section 3.05 Sale Procedures. In connection with its obligations under this Article III, Crestwood will, as expeditiously as possible:

(a) prepare and file with the Commission such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Resale Registration Statement;

(b) if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering from a registration statement and the Managing Underwriter at any time shall notify Crestwood in writing that, in the sole judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering of such Registrable Securities, then Crestwood shall use its reasonable best efforts to include such information in such prospectus supplement;

(c) furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Resale Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Resale Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Resale Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Resale Registration Statement or such other registration statement;

(d) if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the Resale Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request; provided, however, that Crestwood will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(e) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered by any of them under the Securities Act, of (i) the filing of the Resale Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Resale Registration Statement or any other registration statement or any post-effective amendment thereto, when the same has become effective; and (ii) the receipt of any written comments from the Commission with respect to any filing referred to in clause (i) and any written request by the Commission for amendments or supplements to the Resale Registration Statement or any other registration statement or any prospectus or prospectus supplement thereto;

(f) immediately notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained therein, in the light of the circumstances under which a statement is made); (ii) the issuance or express threat of issuance by the Commission of any stop order suspending the effectiveness of the Resale Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Crestwood of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Crestwood agrees to

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as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and to take such other commercially reasonable action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;

(g) upon request and subject to appropriate confidentiality obligations, furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

(h) make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and Crestwood personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, that Crestwood need not disclose any non-public information to any such representative unless and until such representative has entered into a confidentiality agreement with Crestwood;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Crestwood are then listed;

(k) use its commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Crestwood to enable the Selling Holders to consummate the disposition of such Registrable Securities;

(l) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(m) enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities in advance of an Underwritten Offering or Block Trade (including, making appropriate officers of Crestwood available to participate in any “road show” presentations before analysts, and other customary marketing activities (including one-on-one meetings with prospective Unitholders of the Registrable Securities), provided, however, in the event, Crestwood, using reasonable best efforts, is unable to make such appropriate officers available to participate in connection with any “road show” presentations and other customary marketing activities (whether in person or otherwise), Crestwood shall make such appropriate officers available to participate via conference call or other means of communication in connection with no more than one “road show” presentation per Underwritten Offering);

(n) if requested by a Selling Holder, (i) incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and

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(o) if any Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the Resale Registration Statement and any amendment or supplement thereof (a “Holder Underwriter Registration Statement”), reasonably cooperate with such Holder in allowing such Holder to conduct customary “underwriter’s due diligence” with respect to Crestwood and satisfy its obligations in respect thereof. In addition, at any Holder’s request, Crestwood will furnish to such Holder, on the date of the effectiveness of the Holder Underwriter Registration Statement and thereafter from time to time on such dates as such Holder may reasonably request, (i) a “cold comfort” letter, dated such date, from Crestwood’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Holder, (ii) an opinion, dated as of such date, of counsel representing Crestwood for purposes of the Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Holder and (iii) a standard officer’s certificate from the chief executive officer or chief financial officer, or other officers serving such functions, of the general partner of Crestwood addressed to the Holder; provided, however, that with respect to any placement agent, Crestwood’s obligations with respect to this Section 3.05 shall be limited to one time, with an additional bring-down request within 30 days of the date of such documents. Crestwood will also permit legal counsel to such Holder to review and comment upon any such Holder Underwriter Registration Statement at least five Business Days prior to its filing with the Commission and all amendments and supplements to any such Holder Underwriter Registration Statement with a reasonable number of days prior to their filing with the Commission and not file any Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Holder’s legal counsel reasonably objects. Each Selling Holder, upon receipt of notice from Crestwood of the happening of any event of the kind described in Section 3.05(f), shall forthwith discontinue offers and sales of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.05(f) or until it is advised in writing by Crestwood that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Crestwood, such Selling Holder will, or will request the Managing Underwriter or Underwriters, if any, to deliver to Crestwood (at Crestwood’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Notwithstanding anything to the contrary in this Section 3.05, Crestwood will not name a Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act in any Resale Registration Statement or Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the staff of the Commission requires Crestwood to name any Holder as an underwriter as defined in Section 2(a)(11) of the Securities Act, and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the Resale Registration Statement or Holder Underwriter Registration Statement, as applicable and Crestwood shall have no further obligations hereunder with respect to Registrable Securities held by such Holder.

Section 3.06 Cooperation by Holders. Crestwood shall have no obligation to include Registrable Securities of a Holder in the Resale Registration Statement, or in an Underwritten Offering pursuant to Section 3.03(a), who has failed to timely furnish such information that Crestwood determines, after consultation with its counsel, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 3.07 Restrictions on Public Sale by Holders of Registrable Securities. For so long as any Common Units are Registrable Securities, each Holder agrees that it will not sell any Common Units or other equity securities of Crestwood for a period of up to 60 days following the pricing date of an Underwritten Offering of equity securities by Crestwood in which such Holder exercises its Piggyback Rights; provided, however, that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction imposed by the underwriters on the officers, directors or any Affiliate of Crestwood. In addition, the provisions of this Section 3.07 shall not apply with respect to a Holder that (a) owns less than $10 million of Registrable Securities based on the Common Unit Price, or (b) has delivered a Piggyback Opt-Out Notice to Crestwood pursuant to Section 3.03(a). Subject to such Holder’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (i) Holder, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by Holder’s legal or compliance department (and thus have not been privy to any information concerning such transaction) (a “Walled Off Person”) and (ii) the foregoing covenants in this paragraph shall not apply to any transaction by or on behalf of Holder that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of Holder or receipt of confidential or other information regarding such transaction provided by Holder to such entity.

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Section 3.08 Expenses.

(a) Expenses. Crestwood will pay all reasonable Registration Expenses as determined in good faith by Crestwood. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder. In addition, except as otherwise provided in Section 3.09, Crestwood shall not be responsible for legal fees incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

(b) Certain Definitions.

(i) “Registration Expenses” means all expenses incident to Crestwood’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Resale Registration Statement pursuant to Article III and the disposition of such Registrable Securities, including all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, any transfer taxes and the fees and disbursements of counsel and independent public accountants for Crestwood, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

(ii) “Selling Expenses” means all underwriting fees, discounts and selling commissions or similar fees or arrangements allocable to the sale of the Registrable Securities.

Section 3.09 Indemnification.

(a) By Crestwood. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Crestwood will indemnify and hold harmless each Selling Holder thereunder, its directors, officers, managers, employees and agents and each Person, if any, who controls such Selling Holder and its directors, officers, employees or agents (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in the Resale Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Crestwood will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Resale Registration Statement or such other registration statement, or prospectus supplement, as applicable. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder Indemnified Person and shall survive the transfer of such securities by such Selling Holder.

(b) By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Crestwood, the general partner of Crestwood and each of their respective directors, officers, employees and agents and each Person, if any, who controls Crestwood within the meaning of the Securities Act or of the Exchange Act, and its directors, officers, employees and agents, to the same extent as the foregoing indemnity from Crestwood to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Resale Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, prospectus supplement, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds (net of any Selling Expenses) received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.

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(c) Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under this Section 3.09. In any action brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3.09 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party (provided appropriate documentation for such expense is also submitted with such notice) as incurred; provided, however, that the indemnified party will be required to repay the indemnifying party any amounts paid to it for which it is determined the indemnified party was not otherwise entitled within five calendar days of such determination. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnified party.

(d) Contribution. If the indemnification provided for in this Section 3.09 is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the indemnifying party on the one hand and the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss that is the subject of this paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Other Indemnification. The provisions of this Section 3.09 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

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Section 3.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, Crestwood agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding Crestwood available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date hereof;

(b) File with the Commission in a timely manner all reports and other documents required of Crestwood under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c) So long as a Holder owns any Registrable Securities, furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Crestwood, and such other reports and documents so filed with the Commission as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

Section 3.11 Transfer or Assignment of Registration Rights. The rights to cause Crestwood to register Registrable Securities under this Article III may only be transferred or assigned by any Unitholder to one or more transferees or assignees of Registrable Securities, subject to the transfer restrictions provided in Section 4.7 of the Partnership Agreement; provided, however, that (a) such transferee receives Registrable Securities with an aggregate value of at least $50 million at the time of such transfer, (b) Crestwood is given written notice prior to any such transfer or assignment, stating the name and address of each such transferee and identifying the securities that are being transferred or assigned, and (c) each such transferee agrees in writing to undertake responsibility for its portion of the obligations of the applicable transferor under this Agreement.

Section 3.12 Limitation on Subsequent Registration Rights.

(a) From and after the date hereof, Crestwood shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any current or future holder of any securities of Crestwood that would allow such current or future holder to require Crestwood to include securities in any registration statement filed by Crestwood (x) with respect to any Block Trade or any overnight or bought Underwritten Offering, on any basis, or (y) with respect to any other Underwritten Offering (except as contemplated by clause (x)), on a basis other than pari passu with, or expressly subordinate to, the priority rights set forth in Section 3.04(b) granted to the Holders of Registrable Securities hereunder.

(b) Crestwood represents and warrants that, as of the date hereof, (i) none of Crestwood or any of its Subsidiaries is party to any registration rights or similar agreement with respect to Common Units that is in effect other than (x) that certain Registration Rights Agreement, dated December 28, 2017, by and among Crestwood and CN Jackalope Holdings, LLC, as amended (the “Niobrara RRA”), (y) that certain Registration Rights Agreement, dated as of September 30, 2015, by and among Crestwood and the other parties thereto (the “Preferred RRA”), and (z) that certain Registration Rights Agreement, dated March 30, 2021, by and among Crestwood and the other parties thereto (the “PIPE RRA”) and (aa) that certain Registration Rights Agreement, dated February 1, 2022, by and among Crestwood and the other parties thereto (the “Oasis RRA”) and (ii) other than as provided in the Oasis RRA, there are no “Registrable Securities” that are Common Units (as defined in each of the Niobrara RRA and the Preferred RRA) and (iii) there are not, and could not be at any point in the future, any Senior Securities under the Niobrara RRA.

Section 3.13 Removal of Legends; Further Assurances. Crestwood will replace any legended certificates with unlegended certificates promptly upon request by any Holder or at any time after such units cease to be Registrable Securities or are exempt from registration under the Securities Act. At any time after the removal of such legend, Crestwood shall use commercially reasonable efforts to cause such Registrable Securities to be registered in the name of DTC or its nominee, maintained in book entry form on the books of DTC and allowed to be settled through DTC’s regular book-entry settlement services.

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ARTICLE IV

MISCELLANEOUS

Section 4.01 Communications. All notices and other communications provided for or permitted hereunder shall be made in writing by facsimile, electronic mail, courier service or personal delivery:

(a) if to the Unitholder:

FR XII Permian Basin Holdings LLC

5487 San Felipe, Suite 3100

Attention: Gary Reaves

E-mail: greaves@firstreserve.com

with a copy to:

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, Texas 77002

Attention: Christopher R. May

Telephone: (713) 821-5666

Email: cmay@stblaw.com

(b) if to a transferee of a Unitholder, to such Holder at the address provided pursuant to Section 3.11 above; and

(c) if to Crestwood:

Crestwood Equity Partners LP

2440 Pershing Road, Suite 600

Kansas City, MO 64108

Attention: Michael Post

Email: Mike.Post@crestwoodlp.com

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Gillian A. Hobson

Telephone: (713) 758-3747

Email: ghobson@velaw.com

All such notices and communications shall be deemed to have been received at the time delivered by hand, if personally delivered; when receipt acknowledged, if sent via facsimile or sent via Internet electronic mail; and when actually received, if sent by courier service or any other means.

Section 4.02 Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.

Section 4.03 Assignment of Rights. All or any portion of the rights and obligations of any Unitholder under this Agreement may be transferred or assigned by such Unitholder in accordance with Section 3.11.

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Section 4.04 Recapitalization, Exchanges, Etc. Affecting the Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of Crestwood or any successor or assign of Crestwood (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement.

Section 4.05 Aggregation of Registrable Securities. All Registrable Securities held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights and applicability of any obligations under this Agreement.

Section 4.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity that such Person may have.

Section 4.07 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 4.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.09 Governing Law. This Agreement, including all issues and questions concerning its application, construction, validity, interpretation and enforcement, shall be construed in accordance with, and governed by, the laws of the State of New York.

Section 4.10 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.

Section 4.11 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Crestwood set forth herein. This Agreement and the Contribution Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 4.12 Amendment. This Agreement may be amended only by means of a written amendment signed by Crestwood and the Holders of all of the then-outstanding Registrable Securities.

Section 4.13 No Presumption. If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 4.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Unitholders (and their permitted transferees and assignees) and Crestwood shall have any obligation hereunder. Notwithstanding that one or more Unitholders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer,

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employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Unitholders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Unitholders or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Unitholders under this Agreement or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any transferee or assignee of a Unitholder hereunder.

Section 4.15 Interpretation. Article, Exhibit and Section references in this Agreement are references to the corresponding Article and Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by a Unitholder or a Holder under this Agreement, such action shall be in such Person’s sole discretion unless otherwise specified.

* * * * * *

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its general partner

By:
Name:	William H. Moore
Title:	Executive Vice President, Corporate Strategy

UNITHOLDER:

FR XIII CRESTWOOD PERMIAN BASIN HOLDINGS LLC

By:
Name:
Title:

Signature Page to Registration Rights Agreement

EXHIBIT C

FORM OF DIRECTOR NOMINATION AND VOTING SUPPORT AGREEMENT

EXHIBIT C

DIRECTOR NOMINATION AND VOTING SUPPORT AGREEMENT

THIS DIRECTOR NOMINATION AND VOTING SUPPORT AGREEMENT (this “Agreement”), dated as of [•], 2022, is made by and among Crestwood Equity Partners LP, a Delaware limited partnership (“Parent”), Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of Parent (“Parent GP” and together with Parent, the “Parent Parties”), and FR XIII Crestwood Permian Basin Holdings LLC, a Delaware limited liability company (“First Reserve”). Parent, Parent GP and First Reserve may be referred to herein each as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the First Reserve is the owner of 50% of the issued and outstanding membership interests (the “Contributed Interests”) of Crestwood Permian Basin Holdings LLC, a Delaware limited liability company.

WHEREAS, Parent and First Reserve have entered into a Contribution Agreement, dated as of May 25, 2022 (the “Contribution Agreement”), which provides, among other things, that First Reserve will contribute to Parent the Contributed Interests in exchange for 11,275,546 common units of Parent (“Issued Common Units”);

WHEREAS, as a condition to the willingness of Parent to enter into the Contribution Agreement, Parent requires First Reserve to agree to vote (the “Voting Agreement”) in favor of recommendations of the board of directors of Parent GP (the “Board”) at annual or special meetings of unitholders; and

WHEREAS, as a condition of the willingness of First Reserve to enter into the Voting Agreement, First Reserve requires Parent and Parent GP enter into this Agreement in connection with the closing of the transactions contemplated by the Contribution Agreement (collectively, the “Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,”

“controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise; provided that First Reserve shall not be deemed an Affiliate of Parent, Parent GP or any of their respective Subsidiaries for purposes of this Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“beneficial ownership,” including the correlative term “beneficially own,” shall have the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Board” shall have the meaning set forth in the preamble.

“Closing” shall mean the closing of the Transactions.

“Closing Date” shall have the meaning given to such term in the Contribution Agreement.

“Common Units” shall mean common units representing limited partner interests of Parent.

“Confidential Information” shall have the meaning set forth in Section 3.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

“Governmental Entity” shall mean any federal, state of the United States, local, foreign, domestic, tribal or multinational government, regulatory or administrative agency, bureau, commission, commissioner, legislature, court, arbitrator, body, entity or other authority or governmental instrumentality.

“Law” or “Laws” shall mean any applicable federal, state, local or foreign or multinational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity, including common law.

“Necessary Action” shall mean, with respect to any Party and a specified result, all actions (to the extent such actions are permitted by Law and such Party’s Organizational Documents and are within such Party’s control) necessary to cause such result, including but not limited to, (i) voting or providing a written consent or proxy, (ii) causing the adoption of resolutions and amendments to the Organizational Documents of Parent or Parent GP, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Governance Committee” shall mean the Nominating and Governance Committee of the Board.

“NYSE” shall mean the New York Stock Exchange or any stock exchange on which the Issued Common Units are traded following the date of this Agreement.

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“NYSE Rules” shall mean the rules and regulations of the NYSE.

“Parent GP LLCA” shall mean the Second Amended and Restated Limited Liability Company Agreement of Parent GP, dated August 20, 2021, as may be amended, restated, supplemented or modified from time to time.

“Parent LPA” shall mean the Sixth Amended and Restated Agreement of Limited Partnership of Parent, dated August 20, 2021, as may be amended, restated, supplemented or modified from time to time.

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such Person.

“Representatives” shall mean, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“SEC” shall mean the U.S. Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity, whether incorporated or unincorporated, of which (A) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof, (B) if a partnership (whether general or limited), a general partner interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or (C) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses.

Section 1.2 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to

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this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants to each other Party to this Agreement that as of the date such Party executes this Agreement:

Section 2.1 Organization; Authorization; Validity of Agreement; Necessary Action. Such Party has been duly formed or incorporated and is validly existing in good standing under the Laws of its jurisdiction of incorporation or formation, and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, and no other actions or proceedings on its part are required to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered the applicable Party and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding agreement of the applicable Party, enforceable against such Party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).

Section 2.2 Absence of Conflicts. Neither the execution and delivery of this Agreement by such Party nor the performance of its obligations under this Agreement will (i) result in a violation or breach of, or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, acceleration or cancellation of, or give rise to a right of purchase under, or result in the creation of any mortgages, encumbrances, pledges, security interests, or charges of any kind (other than under this Agreement) upon any of the properties, rights or assets owned by such Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which such Party is a party or by which such Party, or any of its properties, rights or assets may be bound, (ii) violate any Law applicable to such Party or any of its properties, rights or assets, or (iii) result in a violation or breach of or conflict with its Organizational Documents.

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Section 2.3 Consents and Approvals. No consent, approval, order, license, permit, or authorization of, or registration, declaration, notice or filing with, any Person is necessary to be obtained or made by such Party in connection with its execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, except for any reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

ARTICLE III

GOVERNANCE

Section 3.1 Board.

(a) Board Observation Rights.

(i) During the period commencing upon the execution and delivery of this Agreement and ending on the Board Rights Termination Date (defined below), the Parent Parties shall grant First Reserve the option and right by delivering a written notice (the “Observer Notice”), to appoint an individual, subject, in the case of any such appointee other than Gary Reaves, to the prior written consent of Parent Parties (such consent not to be unreasonably withheld, conditioned or delayed), who shall be employed by First Reserve (or its Affiliate) at the time of such appointment (the “Board Observer”), to attend all meetings (including telephonic) of the full Board in an observer capacity. The Observer Notice shall be delivered to the Parent Parties prior to the Board Observer’s attendance of any meeting of the full Board. The Board Observer shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. The Board Observer shall have the right to attend any meeting of any committee of the full Board (each, a “Committee”).

(ii) The Parent Parties shall (A) give the Board Observer written notice of the applicable meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board or the members of any Committee, (B) provide the Board Observer with copies of all written materials and other information (including, without limitation, copies of minutes of meetings or written consents of the full Board) given to the members of the Board or the members of any Committee in connection with such meetings or actions taken by written consent at the same time such materials and information are furnished to such members of the Board or such members of any Committee, and (C) provide the Board Observer with all rights to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as a member of the Board or any Committee. The Board Observer shall agree to maintain the confidentiality of all non-public information and proceedings of the Board or any Committee and to enter into, comply with, and be bound by, in all respects, the terms and conditions of a confidentiality agreement, substantially in the form attached hereto as Annex A (the “Confidentiality Agreement”). Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Parent Parties reserve the right to exclude the Board Observer from access to any material or meeting or

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portion thereof if the Board reasonably determines, in good faith, that such access would (x) prevent the members of the Board from engaging in attorney-client privileged communication or (y) result in a conflict of interest between one or more of the Parent Parties and First Reserve; provided, however, that (A) such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion and (B) the Parent Parties shall provide written notice, which such written notice may be provided by e-mail, to a Board Observer at any time that the Board Observer is to be excluded from access to any material or meeting or portion thereof and the basis for such exclusion, which notice will be provided reasonably in advance of such exclusion to the extent practicable.

(iii) The rights contained in this Section 3.1(a) shall immediately cease and terminate on the earlier of such date (such earlier date, the “Board Rights Termination Date”) as First Reserve and its Affiliates (i) either (A) no longer own at least 7.5% of the total issued and outstanding Common Units of Parent or (B) have sold, transferred, or divested to third parties that are not Affiliates more than 33% of the Issued Common Units, in each case appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement or (ii) Parent Parties have appointed an FR Director to the Board pursuant to Section 3.1(a)(iv).

(iv) Composition of the Board. Upon the occurrence of a vacancy on the Board, the Parent Parties shall take all Necessary Action to cause such vacancy to be filled by the individual designated by First Reserve (such director, including any individuals subsequently designated by First Reserve pursuant to this Agreement, a “FR Director”) as promptly as reasonable practicable, and in the manner set forth in the Parent LPA or the Parent GP LLCA, as applicable, for filling such vacancy on the Board; provided, however, that in the event that no such vacancy on the Board occurs prior to January 1, 2023, the Parent Parties shall take all Necessary Action to increase the size of the Board by one seat to allow the FR Director to be appointed. The initial First Reserve director designee shall be Gary Reaves unless otherwise determined by First Reserve and thereafter shall be designated pursuant to Section 3.1(b) of this Agreement; provided, however, that any First Reserve designee other than Gary Reaves shall be subject to the prior written consent of Parent Parties (such consent not to be unreasonably withheld, conditioned or delayed). First Reserve agrees to indemnify the Parent Parties from any and all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever arising from the breach by any FR Director appointed pursuant to this Section 3.1(a)(iv) after the date hereof of the confidentiality obligations under the Confidentiality Agreement or any obligation under this Agreement.

(b) First Reserve Representation. Until the earlier to occur of First Reserve and its Affiliates (i) owning less than 7.5% of the total issued and outstanding Common Units of Parent or (ii) having sold, transferred, or divested to third parties that are not Affiliates more than 33% of the Issued Common Units, in each case appropriately adjusted for combinations, unit splits, recapitalizations and the like occurring after the date of this Agreement, the Parent Parties shall include in the slate of nominees recommended by the Board for election as directors at each applicable Unitholder Meeting (as defined below) at which directors are to be elected, if applicable, an individual designated by First Reserve that, if elected, will result in the Board having a FR Director.

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(c) Decrease in Directors. Upon any decrease in the number of directors that First Reserve is entitled to designate for nomination to the Board pursuant to Section 3.1(b), (i) First Reserve shall take all Necessary Action to cause the FR Director to tender his or her resignation to the Board, effective immediately, and (ii) to the extent Parent GP accepts any such resignation, the corresponding vacancy on the Board shall be filled, or the number of directors constituting the whole Board decreased, in accordance with the Parent LPA or Parent GP LLCA, as applicable.

(d) Removal; Vacancies. Subject to the limitations set forth in Section 3.1, First Reserve shall have the exclusive right to a designate director for election to the Board to fill a vacancy created by reason of death, removal or resignation, including any resignation pursuant to Section 3.1(e), of any FR Director (including any committees thereof), and the Parent Parties shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by First Reserve as promptly as reasonably practicable and in the manner set forth in the Parent LPA or the Parent GP LLCA, as applicable, for filling vacancies on the Board. Any FR Director elected by the Board to fill a vacancy pursuant to this Section 3.1(d) shall have the same remaining term as that of his or her predecessor. The Parent Parties shall take all Necessary Action such that no FR Director is removed from the Board except as permitted or required by this Agreement.

(e) Forced Resignation. First Reserve shall take all Necessary Action to cause any FR Director to resign promptly from the Board if such FR Director, as determined by the Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a member of the Board under any rule or regulation of the SEC or the NYSE Rules, or by applicable Law (it being acknowledged and agreed that no FR Director shall be required to be an “independent” director under any securities Laws, rules or regulations or the NYSE Rules), (ii) has engaged in acts or omissions constituting a breach of any duties that may be owed by such FR Director to Parent GP, Parent or the unitholders of Parent under applicable Law, the Parent LPA or the Parent GP LLCA, or (iii) has (A) been convicted of, or entered a plea of guilty or nolo contendere to, any crime or offense constituting a felony or any other crime involving (x) an act of theft, embezzlement, fraud or dishonesty or (y) a violation of the federal securities Laws of the United States; (B) materially violated the terms of the Parent LPA that apply equally to all directors on the Board; (C) materially violated a written policy or procedure established by Parent that applies equally to all directors on the Board; (D) willfully engaged in misconduct that is materially injurious to Parent or its Subsidiaries, monetarily or otherwise; or (E) committed an action which constitutes intentional misconduct or a knowing violation of Law if such action in either event results both in an improper substantial personal benefit to such FR Director and a material injury to Parent or its Subsidiaries. Nothing in this Section 3.1(e) or elsewhere in this Agreement shall confer any third-party beneficiary or other rights upon any Person designated hereunder as a FR Director, whether during or after such Person’s service on the Board.

(f) Committee Appointments. The Board shall not designate an executive committee or any other committee which has been delegated authority substantially similar to the authority of the full Board unless at least one FR Director is also appointed as a member of such Committee.

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(g) Qualifications and Information. Notwithstanding anything to the contrary contained in this Agreement, each individual designated to be a FR Director shall not be prohibited or disqualified from serving as a member of the Board pursuant to the applicable securities Laws, regulations or rules or the NYSE Rules (it being acknowledged and agreed that no FR Director shall be required to be an “independent” director under any securities Laws, rules or regulations or the NYSE Rules). First Reserve shall use reasonable efforts to timely provide Parent with accurate and complete information relating to any individual designated to be a FR Director that may be required to be disclosed by Parent under the Exchange Act. In addition, at Parent’s request, First Reserve shall use reasonable best efforts to cause any individual designated to be a FR Director to complete and execute a “Director and Officer Questionnaire,” in the form required to be completed by each of the Board’s other directors, prior to being admitted to the Board or any committee thereof or standing for reelection at an annual or special meeting of the unitholders of Parent, or at such other time as may be requested by Parent.

Section 3.2 Voting Agreement. Until the termination of this Agreement pursuant to Section 4.15, First Reserve will appear in person or by proxy at each annual meeting or special meeting of unitholders of the Parent and any meeting or action by written consent of the Parent’s unitholders called or held in lieu thereof, and any adjournments, postponements, reschedulings and continuations thereof (“Unitholder Meeting”) and will vote (or procure the vote of) all voting securities of Parent beneficially owned by it in accordance with the Board’s recommendations with respect to any and all proposals submitted to the unitholders of Parent.

Section 3.3 Organizational Documents. None of the Parent Parties shall take any action, directly or indirectly, to (a) effect, or in furtherance of, any amendment to the Parent GP LLCA, the Parent LPA or any other Organizational Documents of the Parent Parties that either (x) materially adversely impacts the rights of First Reserve and its Affiliates under this Agreement or (y) disproportionately and adversely impacts the rights of the FR Directors as compared to all the directors on the Board, or (b) act in a manner inconsistent with the rights of First Reserve and its Affiliates under the terms of this Agreement.

Section 3.4 Sharing of Information. Each FR Director is permitted to disclose to First Reserve and its Affiliates confidential, non-public information about the Parent Parties and their respective Affiliates that he or she receives as a result of being a member of the Board (“Confidential Information”). Accordingly, First Reserve covenants and agrees with the Parent Parties that it will not, except with the prior written consent of Parent, directly or indirectly, disclose any Confidential Information known to it, unless (i) such information becomes known to the public through no fault of First Reserve, (ii) disclosure is required by applicable Law or court of competent jurisdiction or requested by a Governmental Entity, provided that First Reserve promptly notifies Parent of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, (iii) such information was available or becomes available to First Reserve or its Affiliates before, on or after the date hereof, without restriction, from a source (other than Parent) without any breach of duty to Parent known to First Reserve or (iv) such information was independently developed by First Reserve or its Representatives without the use of or access to the Confidential Information. First Reserve shall be permitted to disclose Confidential Information to any Affiliate or Representative of First Reserve without the prior written consent of Parent; provided, that First Reserve shall use commercially reasonable efforts to cause any Affiliate or Representative that is to receive Confidential Information from First Reserve, to abide by the obligations and restrictions imposed by this Section 3.4 with respect to such Confidential Information; and First Reserve shall be responsible for any breach of this Section 3.4 by any such Person. None of First Reserve, its Affiliates nor any FR Director shall use Confidential Information in a manner inconsistent with applicable Law.

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Section 3.5 Reimbursement of Expenses. Each FR Director shall be entitled to receive customary reimbursement of fees and expenses incurred in connection with his or her service as a member of the Board and/or any committee thereof in accordance with the reimbursement policy applicable to the independent directors on the Board. Each FR Director (other than a FR Director who is an employee of First Reserve) shall be compensated for his or her service on the Board in the same amounts and form of consideration as the other independent directors on the Board.

Section 3.6 Indemnification Agreements. Simultaneously with any Person becoming a FR Director, Parent GP shall execute and deliver to each such FR Director a Director and Officer Indemnification Agreement, in a form substantially consistent with those entered into by the other members of the Board, dated effective the date such FR Director becomes a member of the Board. For the avoidance of doubt, each FR Director shall constitute an “Indemnified Person” as such term is defined in the Parent LPA and shall be entitled to the rights of indemnification provided in Article V of the Parent GP LLCA.

ARTICLE IV

GENERAL PROVISIONS

Section 4.1 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery or otherwise) to the other Parties. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 4.2 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 4.3 Jurisdiction; Specific Enforcement. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it at law or in equity, each of the Parties shall be entitled to an injunction or injunctions or equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the

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State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.3 and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. In addition, each of the Parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, or for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by Law, each of the Parties hereto hereby consents to the service of process in accordance with Section 4.5; provided, however, that nothing herein shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 4.4 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the Party to be notified; (b) when received when sent by email by the Party to be notified, provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 4.5 or (ii) the receiving Party delivers a written confirmation of receipt for such notice either by email or any other method described in this Section 4.5; or (c) when delivered by a courier (with confirmation of delivery), in each case to the Party to be notified at the following address:

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To Parent Parties:	Crestwood Equity Partners LP 2440 Pershing Road, Suite 600 Kansas City, MO 64108 Attention: Michael Post

with copies to:	Vinson & Elkins L.L.P. 875 Texas Ave, Suite 4700 Houston, Texas 77002 Attention: Gillian A. Hobson Email: ghobson@velaw.com

To First Reserve:	FR XII Permian Basin Holdings LLC 5487 San Felipe, Suite 3100 Houston, Texas 77057 Attention: Gary Reaves E-mail: greaves@firstreserve.com

with copies to:	Simpson Thacher & Bartlett LLP 600 Travis Street, Suite 5400 Houston, Texas 77002 Attention: Christopher R. May Telephone: (713) 821-5666 Email: cmay@stblaw.com or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any Party to this Agreement may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 4.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties hereto. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Any purported assignment not permitted under this Section 4.6 shall be null and void.

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Section 4.7 Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 4.8 Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any Person other than the Parties hereto.

Section 4.9 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parent Parties and First Reserve or, in the case of a waiver, by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any Party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 4.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

Section 4.11 Third-Party Beneficiaries. The Parent Parties and First Reserve each agree that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the Parent Parties or First Reserve, as applicable, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 4.12 Interpretation. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 4.13 Definitions. All capitalized terms not otherwise defined in this Agreement shall have the meanings given them under the Merger Agreement.

Section 4.14 Freedom to Pursue Opportunities. The Parties expressly acknowledge and agree that: (i) First Reserve and each FR Director (and each Affiliate of First Reserve or an FR Director) has the right to, and shall not have any duty (contractual or otherwise) to (and none of the following shall be deemed to be wrongful or improper), (x) directly or indirectly engage in the same or similar business activities or lines of business as the Parent Parties or any of their respective Subsidiaries, including those deemed to be competing with the Parent Parties or any of their respective Subsidiaries, or (y) directly or indirectly do business with any client or customer of the Parent Parties or any of their respective Subsidiaries; and (ii) in the event that First Reserve

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or a FR Director (or any Affiliate thereof) acquires knowledge of a potential transaction or matter that may be an opportunity for the Parent Parties or any of their respective Subsidiaries and First Reserve or any other Person, First Reserve and such FR Director (and any such Affiliate) shall not have any duty (contractual or otherwise) to communicate or present such opportunity to the Parent Parties or any of their respective Subsidiaries, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Parent Parties, their respective Subsidiaries or their respective Affiliates or equity holders for breach of any duty (contractual or otherwise) by reason of the fact that First Reserve or such FR Director (or such Affiliate thereof), directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Parent Parties or any of their respective Subsidiaries; provided, that any such business, activity or transaction described in this Section 4.14 is not the direct result of First Reserve, its Affiliates or a FR Director using Confidential Information in violation of Section 3.4 hereof. Notwithstanding anything to the contrary contained in this Section 4.14, any FR Director may be excluded, by the members of the Board who are not FR Directors, from any discussion or vote on matters in accordance with a conflicts of interest policy of the Board that is adopted by the Board in good faith and is applicable to all of the members of the Board.

Section 4.15 Termination. This Agreement shall terminate automatically (without any action by any Party) upon the time at which First Reserve or any of its Affiliates no longer has the right to designate an individual for nomination to the Board under this Agreement, and upon such termination, First Reserve’s rights and obligations shall cease; provided, that the provisions in Section 3.4 and this Article IV shall survive such termination.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

Crestwood Equity Partners LP

By:	Crestwood Equity GP LLC, its general partner

By:
Name:	William H. Moore
Title:	Executive Vice President, Corporate Strategy

Crestwood Equity GP LLC

By:
Name:	William H. Moore
Title:	Executive Vice President, Corporate Strategy

FR XIII Crestwood Permian Basin Holdings, LLC

By:
Name:
Title:

Signature Page to Director Nomination and Voting Support Agreement